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                                                                    EXHIBIT 10.1


                                                               EXECUTION VERSION





                            ASSET PURCHASE AGREEMENT


                                 by and between

                    BENTLEY SYSTEMS, INCORPORATED, as Buyer,

                                       and

                            NETGURU, INC., as Seller,






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                                                 TABLE OF CONTENTS

                                                                                                              PAGE

SECTION 1.            ACQUISITION OF ASSETS, ASSUMPTION OF LIABILITIES...........................................1

         1.1      Purchase and Sale of Assets....................................................................1

         1.2      Nonassignability...............................................................................3

         1.3      Excluded Assets................................................................................3

         1.4      Assumed Liabilities............................................................................4

         1.5      Excluded Liabilities...........................................................................5

         1.6      Waiver of Bulk Sales Compliance................................................................6

SECTION 2.            PURCHASE PRICE AND PAYMENT.................................................................6

         2.1      Consideration; Closing Payment.................................................................6

         2.2      Accounts Receivable Guaranty and Assumed Liabilities...........................................7

         2.3      Tax Cooperation, Etc...........................................................................8

SECTION 3.            CLOSING....................................................................................9

         3.1      Time and Place of Closing......................................................................9

         3.2      Deliveries at the Closing by Seller............................................................9

         3.3      Deliveries at the Closing by Buyer.............................................................9

SECTION 4.            REPRESENTATIONS AND WARRANTIES OF SELLER..................................................10

         4.1      Organization and Good Standing; Capitalization................................................10

         4.2      Power and Authorization.......................................................................10

         4.3      No Conflicts..................................................................................10

         4.4      Ownership of the Assets.......................................................................11

         4.5      Subsidiaries..................................................................................12

         4.6      Compliance with Laws..........................................................................12

         4.7      Litigation....................................................................................12

         4.8      SEC Reports and Financial Statements..........................................................12

         4.9      Accounts Payable..............................................................................13

         4.10     Software......................................................................................13

         4.11     Personal Property.............................................................................14

         4.12     List of Properties, Authorizations, Contracts, etc............................................15

         4.13     Contracts.....................................................................................15

         4.14     Intentionally Deleted.........................................................................16


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                                                 TABLE OF CONTENTS
                                                    (continued)

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         4.15     Intellectual Property.........................................................................16

         4.16     Customers and Suppliers.......................................................................17

         4.17     Taxes.........................................................................................18

         4.18     Employee Benefits.............................................................................18

         4.19     Employees.....................................................................................19

         4.20     Environmental Matters.........................................................................19

         4.21     Affiliate Agreements..........................................................................20

         4.22     Absence of Certain Changes and Events.........................................................20

         4.23     Books and Records.............................................................................21

         4.24     Brokers.......................................................................................21

SECTION 5.            REPRESENTATIONS AND WARRANTIES OF BUYER...................................................21

         5.1      Organization and Good Standing................................................................21

         5.2      Power and Authorization.......................................................................21

         5.3      No Conflicts..................................................................................22

         5.4      Brokers.......................................................................................22

SECTION 6.            CERTAIN CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS.......................................22

         6.1      Representations and Warranties................................................................22

         6.2      Performance of Covenants......................................................................22

         6.3      Receipt of Authorizations; Stockholder Approval...............................................22

         6.4      Deliveries....................................................................................23

         6.5      No Restraint..................................................................................24

         6.6      Legal Matters.................................................................................24

         6.7      Employee Matters..............................................................................24

         6.8      Legal Opinion.................................................................................24

         6.9      Releases of Liens.............................................................................24

         6.10     No Material Adverse Change....................................................................24

SECTION 7.            CERTAIN CONDITIONS PRECEDENT TO SELLER'S AND STOCKHOLDERS' OBLIGATIONS....................24

         7.1      Representations and Warranties................................................................24

         7.2      Performance of Covenants......................................................................24

         7.3      Legal Matters.................................................................................24

         7.4      Agreements....................................................................................25


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                                                 TABLE OF CONTENTS
                                                    (continued)

                                                                                                              PAGE

         7.5      Stockholder Approval..........................................................................25

SECTION 8.            ADDITIONAL AND POST-CLOSING COVENANTS OF THE PARTIES; CERTAIN OTHER MATTERS...............25

         8.1      Transition of Accounts; Remittance of Payments; Right to Offset...............................25

         8.2      Provisions Relating to Employees..............................................................26

         8.3      Confidentiality; Noncompetition; Inventions...................................................27

         8.4      Stockholders' Meeting.........................................................................30

         8.5      Voting Agreements.............................................................................30

         8.6      Other Potential Bidders.......................................................................30

         8.7      Proxy Statement...............................................................................31

         8.8      Transition Matters............................................................................31

         8.9      Operation of Business.........................................................................31

SECTION 9.            INDEMNIFICATION...........................................................................31

         9.1      Indemnification by Seller.....................................................................32

         9.2      Indemnification by Buyer......................................................................32

         9.3      Inter-Party Claims............................................................................32

         9.4      Third Party Claims............................................................................33

         9.5      Limitations and Requirements..................................................................33

SECTION 10.           TERMINATION OF AGREEMENT..................................................................34

         10.1     Termination Events............................................................................34

         10.2     Termination Procedures........................................................................35

         10.3     Effect of Termination.........................................................................36

         10.4     Termination Fees; Break Up Fee................................................................36

         10.5     Non-exclusivity of Termination Rights.........................................................36

SECTION 11.           DEFINITIONS...............................................................................37

SECTION 12.           MISCELLANEOUS.............................................................................38

         12.1     Update of Exhibits............................................................................38

         12.2     Construction..................................................................................39

         12.3     Survival of Representations and Warranties....................................................39

         12.4     Further Assurances............................................................................39

         12.5     Costs and Expenses............................................................................40


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                                                 TABLE OF CONTENTS
                                                    (continued)

                                                                                                              PAGE

         12.6     Costs of Enforcement..........................................................................40

         12.7     Notices.......................................................................................40

         12.8     Assignment and Benefit........................................................................41

         12.9     Amendment, Modification and Waiver............................................................41

         12.10    Governing Law.................................................................................42

         12.11    Jurisdiction..................................................................................42

         12.12    Section Headings and Defined Terms............................................................42

         12.13    Severability..................................................................................42

         12.14    Counterparts..................................................................................42

         12.15    Entire Agreement..............................................................................42


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                  THIS ASSET PURCHASE AGREEMENT (this "AGREEMENT) is dated as of
August 19, 2005 by and between Bentley Systems, Incorporated, a Delaware corporation ("BUYER"), netGuru, Inc., a Delaware corporation ("Seller").

                                   BACKGROUND

                  Seller is engaged in the business of (i) developing, marketing, distributing and licensing structural, civil and piping engineering software products and services (and the performance of maintenance and other services associated with such products) used in the worldwide architecture, engineering and construction markets as such business is conducted by Seller's REI division (collectively, the "BUSINESS"); and (ii) providing information technology staffing and services to multiple industries including but not limited to engineering, architectural, biotech, and financial services,
(iii)engineering business process outsourcing such as architectural, GIS, steel detailing and estimating services, and other related consulting services (iv) the Web4 division's collaborative software business and (v) other activities including movie, digital media and animation production and distribution, and travel and telephony services (clauses (ii) thru (v) collectively, the "RETAINED BUSINESS"). The operations by Seller of the Business and the Retained Business prior to the completion of the transactions contemplated herein are collectively referred to in this Agreement as the "SELLER'S BUSINESS".

                  The parties hereto desire to provide for the acquisition by Buyer of substantially all of the assets of the business and properties of Seller related to the Business, all on the terms and conditions set forth in this Agreement (the "ASSET SALE").

                  Capitalized terms used in this Agreement and not otherwise defined in this Agreement have the meanings given to them in Section 11.

                  NOW THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements herein contained, Seller and Buyer, intending to be legally bound, hereby agree as follows:

         SECTION 1. ACQUISITION OF ASSETS, ASSUMPTION OF LIABILITIES

                  1.1 PURCHASE AND SALE OF ASSETS. Subject to the terms and conditions of, and on the basis of and in reliance upon the covenants, agreements and representations and warranties set forth in this Agreement, at the Closing (as defined in Section 3.1), Seller shall, and shall cause each of its subsidiaries holding any of the Purchased Assets (as defined below) to, sell, assign, transfer and convey to Buyer, free and clear of any and all Liens, and Buyer shall purchase from Seller and each of its subsidiaries, all of Seller's and such subsidiaries' right, title and interest in and to all assets, properties, goodwill, rights and claims of every kind and description, personal and mixed, tangible and intangible, known and unknown, actual and contingent and wherever situated, that are owned, leased, licensed, held or used by Seller or such subsidiaries in the Business (excluding only the Excluded Assets), including, without limitation, each and all of the following (the "PURCHASED ASSETS"):


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                           (a) (i) all inventions (whether patentable or
unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent rights, patent applications, and patent disclosures thereof, together with all reissuances, divisional, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof; (ii) all trademarks, service marks, trade dress, logos, trade names, and product name, (including the rights to use the names "STAAD", "STAAD.Pro" (R), "STAAD.ETC" and "STAAD.FOUNDATION"), and other indications of origin, including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith in any jurisdiction; (iii) all copyrightable works, all copyrights and works of authorship (whether copyrightable or not), and all applications, registrations, and renewals in connection therewith; (iv) all mask works and all applications, registrations, and renewals in connection therewith in any jurisdiction; (v) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals, secret processes and procedures, engineering, production, assembly, design, installation, other technical drawings and specifications, working notes and memos, market studies, consultants' reports, technical and laboratory data, competitive samples, engineering prototypes, and all similar property of any nature, tangible or intangible); (vi) all Software, including any licenses related thereto; (vii) all databases; (viii) all other proprietary rights; (ix) all copies and tangible embodiments of any of the foregoing (in whatever form or medium); (x) all licenses relating to the foregoing; and (xi) all causes of action relating to the foregoing; and (xii) including specifically, all Owned Software (as defined in Section 4.10) and all rights in subclauses (i) through
(xi) to the extent they relate to the Owned Software (the items referred to in this subsection (a) are collectively referred to in this Agreement as "INTELLECTUAL PROPERTY");

                           (b) all advances by Seller to suppliers, all prepaid
expenses made by Seller, and all deposits and other receivables by Seller with third parties other than those that are listed on or otherwise described on
EXHIBIT 1.1(B) (such exhibit to be updated and amended as may be required at Closing);

                           (c) all inventory (including raw materials, work in
process and finished goods);

                           (d) all vehicles, furniture, equipment, computers and
peripherals, supplies, packaging, office materials, machinery, tools, parts, trade fixtures and other articles of personal property wherever located and including all items of tangible personal property listed on EXHIBIT 1.1(D) by the location of such assets;

                           (e) all rights in, to and under each purchase order,
sales agreement, maintenance agreement, equipment lease, distribution agreement, licensing agreement, franchise, bond, note, mortgage, indenture, guaranty, release, instrument, contract, agreement, commitment and arrangement (in every case, oral or written) (each a "CONTRACT," and collectively, "CONTRACTS") to which Seller is a party and that relates to the Business;


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                           (f) all leases for real property listed on EXHIBIT
1.1(F) hereto to which Seller is a party and that relate to the Business (it being understood that each such lease shall be deemed to be within the meaning of the term "Contract" for the purposes of this Agreement);

                           (g) all Authorizations (as defined in Section 4.6(b))
that relate to the Business;

                           (h) all books and records relating to the Business
(other than Excluded Assets) (including such books and records as are contained in computerized storage media), including, without limitation, all inventory, purchasing, accounting, sales, export, import, manufacturing, banking and shipping records, all personnel records of Continued Employees (as defined in Section 8.2(a))(to the extent such records may lawfully be disclosed) and all customer and supplier lists, files, records, literature and correspondence and all advertising, marketing and public relations materials;

                           (i) all unperformed commitments or obligations owing
to Seller that pertain to the Business or any of the Purchased Assets or Assumed Liabilities (as defined in Section 1.4(c)), and all other rights, claims and causes of action of Seller that pertain to any of the Purchased Assets, Assumed Liabilities or otherwise to the Business;

                           (j) all other tangible and intangible assets
(including all causes of action, claims (including claims for past infringement) rights of action, contract rights and warranty and product liability claims against third parties), that are used in or necessary to the operation of the Business;

                           (k) all of the goodwill associated with the Business
as a going concern; and

                           (l) all accounts and notes receivable of Seller
relating to the Business.

                  1.2 NONASSIGNABILITY. Notwithstanding anything in this Agreement to the contrary, if Seller cannot obtain by the Closing the consent, approval or waiver of a third party that is required to transfer any Contract or Authorization included in the Purchased Assets or that is required to transfer Seller's right, title and interest in any Intellectual Property included in the Purchased Assets, Buyer may, in its sole discretion, waive the requirement for such consent, approval or waiver as a condition to the Closing and Seller shall cooperate with Buyer in any arrangement designed by Buyer to provide for Buyer the benefits under any such Contract, Authorization or Intellectual Property as if such Contract, Authorization or Intellectual Property had been duly assigned to Buyer, including enforcement for the benefit of Buyer of any and all rights of Seller against any other party thereto, and provide to Seller the same material benefits as if Seller's liabilities and obligations under any such Contract, Authorization or Intellectual Property had been duly assumed by Buyer as an Assumed Liability hereunder.

                  1.3 EXCLUDED ASSETS. Notwithstanding anything to the contrary in this Agreement, the following specified rights, properties, claims and assets shall not be included in the Purchased Assets (collectively the "EXCLUDED ASSETS"):

                           (a) cash and cash equivalents;


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                           (b) rights that accrue or will accrue to Seller under
this Agreement or the Transaction Documents, including the consideration to be delivered to Seller;

                           (c) Seller's corporate seals, minute books, stock
books, financial records and tax returns;

                           (d) any claims and rights against third parties
(including, without limitation, insurance carriers), to the extent they relate to Excluded Liabilities (as defined in Section 1.5) or Excluded Assets and listed on EXHIBIT 1.3(D);

                           (e) all tangible and intangible assets that are used
by the Retained Business and listed on EXHIBIT 1.3(E);

                           (f) all real property owned or leased by Seller,
including all structures and improvements thereon and all interests therein other than the leases listed on EXHIBIT 1.1(F);

                           (g) any claims for refunds of Taxes (as defined in
Section 4.17(b)) on behalf of Seller;

                           (h) Any other rights, properties, claims or assets
specifically designated as "Excluded Assets" on EXHIBIT 1.3(H); and

                           (i) All Contracts other than the Contracts assumed or
to be assumed by Buyer pursuant to this Agreement, and all rights with respect thereto; all Authorizations other than the Authorizations relating to the Business, and all rights with respect thereto; and all books and records, all unperformed commitments or obligations owing to Seller, and all other intangible assets (including all causes of action, rights of action, contract rights and warranty and product liability claims against third parties) related to any of the Excluded Assets or Excluded Liabilities.

                  1.4 ASSUMED LIABILITIES. Subject to the terms and conditions of, and on the basis of and in reliance upon the covenants, agreements and representations and warranties set forth in this Agreement, at the Closing, Buyer shall assume and agree to pay, perform, and discharge:

                           (a) any trade account payable relating to the
Business (other than a trade account payable to any Seller Affiliate) which remains unpaid at and is not delinquent as of the Closing (the "ASSUMED TRADE PAYABLES");

                           (b) the liabilities and obligations to be performed
or discharged after Closing pursuant to the Contracts included in the Purchased Assets (other than any liability or obligation for breach or default that occurred prior to the Closing or to pay money that accrued prior to Closing unless it is an Assumed Trade Payable) and listed on EXHIBIT 1.4(B) or entered into after the date hereof and being in the ordinary course, pursuant to the written provisions of such Contracts the "ASSUMED CONTRACTS LIABILITIES"); and

                           (c) the liabilities and obligations related to
accrued but unpaid vacation, sick leave, severance and other benefits assumed by Buyer from Seller, with respect to Continued Employees employed by Buyer, in the


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amounts set forth on EXHIBIT 1.4(C) or incurred in the ordinary course of business after the date hereof (the "ASSUMED EMPLOYEE BENEFITS" and together with the Assumed Trade Payables and the Assumed Contract Liabilities, the "ASSUMED LIABILITIES").

                  1.5 EXCLUDED LIABILITIES. EXCEPT FOR THE ASSUMED LIABILITIES, BUYER SHALL NOT ASSUME, OR IN ANY WAY BE LIABLE OR RESPONSIBLE FOR, ANY LIABILITIES, OBLIGATIONS OR DEBTS OF SELLER OF ANY TYPE OR NATURE, KNOWN OR UNKNOWN, CONTINGENT OR OTHERWISE (COLLECTIVELY, "EXCLUDED LIABILITIES"), INCLUDING, WITHOUT LIMITATION, THE LIABILITIES LISTED BELOW, WHICH ARE BASED ON ACTS OR OMISSIONS OF SELLER OCCURRING ON, BEFORE OR AFTER THE CLOSING. SELLER AGREES TO RETAIN AND PAY OR DISCHARGE WHEN DUE ALL OF THE EXCLUDED LIABILITIES.

                  The Excluded Liabilities shall include all liabilities of Seller other than the Assumed Liabilities, and shall include, without limitation, the following:

                           (a) all liabilities relating to or arising out of the
Retained Business;

                           (b) any liability or obligation of Seller existing as
a result of any act, failure to act or other state of facts or occurrence that constitutes a breach or violation of any of Seller's representations, warranties, covenants or agreements contained in this Agreement;

                           (c) any product liability claim of any nature in
respect of products of the Seller's Business manufactured and sold or licensed by or for Seller prior to the Closing Date (as defined in Section 3.1);

                           (d) all of Seller's liabilities for Taxes that have
been or may be incurred as a result of Seller's operation of the Seller's Business or ownership of the Purchased Assets before the Closing Date, including without limitation (i) any such Taxes imposed on Seller in connection with the transfer of the Purchased Assets pursuant to this Agreement, and (ii) any liability for deferred Taxes of any nature;

                           (e) any liability or obligation relating to or
arising out of any violations of any Laws prior to the Closing Date;

                           (f) any liability or obligation of Seller relating to
or arising out of any infringement, misuse or other violation of the intellectual property rights of third parties incurred as a result of Seller's operation of the Seller's Business or ownership of the Purchased Assets before the Closing Date, including without limitation any intellectual property claims relating to the Intellectual Property arising before the Closing Date;

                           (g) any liability or obligation arising under any
Contract that (i) is not transferred to Buyer as part of the Purchased Assets or
(ii) relates to any breach or default (or an event that might, with the passing of time or the giving of notice or both, constitute a default) under any Contract or to any goods or services provided or to be provided by Seller under any such Contract arising out of or relating to periods prior to the Closing Date;


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                           (h) any liabilities or obligations of Seller to
indemnify its officers, directors, employees or agents;

                           (i) any liabilities or obligations of the Seller's
Business to any of Seller's Affiliates;

                           (j) except for the Assumed Employee Benefits, any
liabilities relating to pension or retirement benefits (including any 401(k) plan) and health care or other employee benefits or employee stock option or other incentive plans for employees, former employees, directors, consultants or independent contractors;

                           (k) except for the Assumed Employee Benefits, any
liability or obligation under any employment, severance, retention, termination or similar agreement with any current or former employee of Seller or any of its Affiliates;

                           (l) any obligation or liability arising out of or
related to any employee grievances commenced or relating to periods prior to the Closing Date whether or not the affected employees become employees of Buyer;

                           (m) any obligation or liability of Seller to
distribute to its stockholders or otherwise to apply all or any part of the consideration received hereunder;

                           (n) any obligation or liability of Seller arising out
of existing claims or litigation whether or not set forth in the Disclosure Schedule, or any other claims or litigation arising out of, or relating to, an occurrence or event happening before the Closing Date;

                           (o) any obligation or liability of Seller based upon
or relating to acts or omissions of Seller occurring after the Closing Date; and

                           (p) any other liability or obligation of Seller
including any liability directly or indirectly arising out of or relating to the operation of the Seller's Business or ownership of the Purchased Assets prior to the Closing Date whether contingent or otherwise, fixed or absolute, known or unknown, matured or unmatured, present, future or otherwise, except for the Assumed Liabilities.

                  1.6 WAIVER OF BULK SALES COMPLIANCE. The parties hereby waive compliance with the bulk transfer or bulk sales provisions of the applicable state Uniform Commercial Code provisions or any other similar Law, if any; provided, however, that such waiver shall not constitute a limitation of the rights of Buyer.


                     SECTION 2. PURCHASE PRICE AND PAYMENT.

                  2.1 CONSIDERATION; CLOSING PAYMENT. The aggregate consideration paid by Buyer to Seller for the Purchased Assets (the "PURCHASE PRICE") shall be $23,500,000. Buyer shall pay the Purchase Price, plus the reimbursement of expenses as set forth in Section 12.5, by wire transfer of immediately available funds pursuant to instructions previously given in writing by Seller to Buyer at the Closing (the "CLOSING PAYMENT").


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                  2.2 ACCOUNTS RECEIVABLE GUARANTY AND ASSUMED LIABILITIES. At
and as of the Closing, Seller shall estimate and deliver to Buyer a statement of the amount of the Assigned Current Assets (as defined herein) and the Assumed Current Liabilities (as defined herein), all in accordance with generally accepted accounting principles, consistently applied (the "ADJUSTMENT STATEMENT"). The statement shall show all Assigned AR (as defined herein) by account, related invoice, location for payment and aging. Buyer shall retain all amounts received as payments for Assigned AR until the later of six months after the Closing or such time that the aggregate amounts received by Buyer as Assigned Current Assets (either as Prepaid Assets assigned to Buyer at the Closing or as Assigned AR for which payments have been received) equals the aggregate amount of the Assumed Current Liabilities (such later date, the "AR PAYOFF"). At the date of the AR Payoff, Buyer will pay to Seller the amount of the difference, if any, between the Assigned Current Assets and the Assumed Current Liabilities and thereafter shall remit to Seller additional collections of Assigned AR received by Buyer after the AR Payoff as provided by Section 8.1 of this Agreement. If AR Payoff has not occurred prior to the date six months following the Closing, Seller shall pay to Buyer an amount equal to the difference between the aggregate Assumed Current Liabilities and the aggregate amounts received by Buyer as Assigned Current Assets (either as Prepaid Assets assigned to Buyer at the Closing or as Assigned AR for which payments have been received) as of such day six months from the Closing, and such payment to Buyer shall be considered Assigned Current Assets for purposes of achieving AR Payoff. The "ASSIGNED CURRENT ASSETS" shall mean the sum of (i) the total amount of the accounts receivables included in the Purchased Assets (the "ASSIGNED AR") plus
(ii) the total amount of the prepaid assets, as finally determined pursuant to
Section 2.2(a) or (b), as applicable, included in the Purchased Assets (the "PREPAID ASSETS"). The "ASSUMED CURRENT LIABILITIES" shall mean, as finally determined pursuant to Section 2.2(a) or (b), as applicable, the sum of the Assumed Liabilities that would be properly reflected in the liability section on the face of a balance sheet prepared in accordance with GAAP, consistently applied, such as accounts payable, accrued liabilities, accrued expenses and deferred revenue.

                           (a) POST CLOSING STATEMENT. Ninety days after the
Closing Date, Buyer shall prepare a true up certification as to any increases or decreases that may be required to the Prepaid Assets and the Assumed Current Liabilities based upon the actual amount of the Assumed Current Liabilities and Prepaid Assets as of the Closing (the "POST CLOSING STATEMENT"). Following receipt of the Post Closing Statement, Seller shall be afforded a period of thirty days to review the Post Closing Statement. At or before the end of the thirty day review period, Seller shall either (i) accept the Post Closing Statement in its entirety or (ii) deliver to Buyer a written notice setting forth a detailed explanation of those items in the Post Closing Statement that Seller disputes (a "NOTICE OF DISPUTE"). If Seller does not deliver a Notice of Dispute to Buyer within the thirty day review period, Seller shall be deemed to have accepted the Post Closing Statement in its entirety. If Seller delivers a Notice of Dispute in which some, but not all, of the items in the Post Closing Statement are disputed, Seller shall be deemed to have accepted all of the items not disputed.

                           (b) DISPUTE. During the thirty day period after
delivery of a Notice of Dispute, Buyer and Seller shall attempt to resolve in good faith any disputed items. If they are unable to do so, either party may refer the remaining disputed items to a firm of independent accountants that is either nationally recognized or regionally recognized in Southern California and that is mutually agreeable to Buyer and Seller (the "INDEPENDENT PUBLIC


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ACCOUNTANTS") for resolution. Any such resolution shall be made in accordance with GAAP. The Independent Public Accountants' review and determination shall be limited, and the parties shall instruct the Independent Public Accountants to limit their review and determination, to only the items in dispute, and the Independent Public Accountant shall be authorized to choose one of the party's positions based solely upon the presentation by Buyer and Seller or determine that the disputed items are between such positions. The parties shall provide their full cooperation to the Independent Public Accountants. If neither party refers the disputed items to the Independent Public Accountants within thirty days after the expiration of the thirty day period following the delivery of a Notice of Dispute, each party shall be deemed to have accepted the Post Closing Statement in its entirety. The fees, costs and expenses of the Independent Public Accountants shall be apportioned between the parties based on the relative difference between the Independent Public Accountants' resolution of such disputed items and the respective positions of the parties, with the party whose position is different by the greater amount from that of the Independent Public Accountants being apportioned a relatively greater amount of said fees, costs and expenses. The determination of the disputed items by the Independent Public Accountants shall be final and binding on the parties.

                           (c) ACCESS. For purposes of complying with the terms
set forth in this Section 2.2, each party shall reasonably cooperate with and make available to the other parties and their respective representatives, and to the Independent Public Accountants, all information, records, data and working papers, and shall permit access to its facilities and personnel, as may be reasonably required in connection with the preparation and analysis of the Post Closing Statement and the resolution of any disputes thereunder.

                           (d) RESERVE ACCOUNT. Immediately upon receipt of the
Closing Payment, Seller shall deposit an amount equal to the amount that the Assigned Current Assets (as set forth on the Adjustment Statement) minus the Assumed Current Liabilities (as set forth on the Adjustment Statement) is less than $1,000,000, if any, to a segregated and unique reserve account to be held by Seller for a period of six months and one day after the Closing Date and such amounts shall be used solely to satisfy the obligations of Seller to Buyer arising from this Section 2.2 and Seller's indemnification and other obligations under this Agreement to the extent that Seller has any such obligations. Seller acknowledges that the intent of this provision is to reserve a portion of Seller's proceeds from this transaction, and to withhold such amount from any distribution to its stockholders if necessary, to ensure that Seller has the funds required to satisfy any obligations that may arise from this Agreement after the Closing Date. Seller shall be free to transfer, withdraw or expend any amounts remaining in such account at the conclusion of the six months and one day period provided that prior to such date (i) Seller has satisfied all of its obligations to Buyer and (ii) Buyer has not provided Seller written notice regarding any outstanding obligations of Seller

                  2.3 TAX COOPERATION, ETC..

                           (a) Following the Closing, Buyer and Seller shall
furnish, or cause to be furnished, to each other, upon request, as promptly as reasonably practicable, such information and assistance relating to Seller, Buyer, the Purchased Assets and the conduct of Business as is reasonably necessary for the preparation and filing of all tax returns, the making of any election related to Taxes, the preparation for and conduct of any audit by any taxing authority and the prosecution or defense of any claim, suit or proceeding relating to any tax return. Any transfer, documentary, sales, use or other Taxes assessed upon or with respect to the transfer of the Purchased Assets to Buyer, and any recording or filing fees with respect thereto, shall be the responsibility of Seller.

                           (b) For purposes of complying with the requirements
of Section 1060 of the Code, the Purchase Price (taking into account transaction costs paid by the respective parties) shall be allocated in accordance with the fair market value of the Purchased Assets as provided in the consideration allocation schedule attached as EXHIBIT 2.3(B). Each of Buyer and Seller agrees to prepare its federal, state and foreign income tax returns for all current and future tax reporting periods and file Forms 8594 (and corresponding state forms) with respect to the transfer of the Purchased Assets to Buyer in a manner consistent with such allocation; provided, however, that if, in any audit of any tax return of a party, the fair market values are finally determined to be different from those shown on such allocation schedule, the parties may (but shall not be obligated to) take any position or action consistent with the fair market values as finally determined. If any state, federal or foreign taxing authority challenges such allocation, the party receiving notice of such challenge shall give the other prompt written notice of such challenge, and the parties shall cooperate in good faith in responding to it in order to preserve the effectiveness of the allocation.

                           (c) Following the Closing, Buyer and Seller shall
each provide the other and its agents and representatives reasonable access, for the purposes relating to such parties tax obligations, to any books and records included within the Purchased Assets.


                              SECTION 3. CLOSING.

                  3.1 TIME AND PLACE OF CLOSING. The closing of the purchase and sale of the Purchased Assets (the "CLOSING") pursuant to this Agreement shall take place commencing at 10:00 A.M., at the offices of Rutan & Tucker, LLP, 611 Anton Boulevard, 14th Floor, Costa Mesa, California 92626 on the third business day following the satisfaction (or, to the extent permitted by law, waiver) of each of the conditions set forth in Sections 6 and 7 of this Agreement or at such other date, time or place as may be agreed to by Buyer and Seller (the "CLOSING DATE"). The Closing shall be effective as of the opening of business on the Closing Date for all purposes.

                  3.2 DELIVERIES AT THE CLOSING BY SELLER. At the Closing, in addition to the other actions contemplated elsewhere in this Agreement, Seller shall deliver to Buyer all of the agreements and items referred to in Section 6, and such other documents and instruments as Buyer may reasonably request to effectuate or evidence the transactions contemplated by this Agreement.

                  3.3 DELIVERIES AT THE CLOSING BY BUYER. At the Closing, Buyer shall deliver, or shall cause to be delivered, to Seller the Closing Payment and all of the agreements and items referred to in Section 7.

              SECTION 4. REPRESENTATIONS AND WARRANTIES OF SELLER.

                  Seller hereby represents and warrants to Buyer as of the date of this Agreement and as of the Closing Date as follows, except as set forth in the Disclosure Schedule delivered to Buyer with this Agreement (the "DISCLOSURE SCHEDULE"). Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4; provided, however, that any information disclosed in the Disclosure Schedule under any paragraph number shall be deemed to be disclosed and incorporated into any other paragraph number under this Agreement where the disclosure would reasonably be apparent on its face based on the disclosure set forth therein. Nothing in the Disclosure
Schedule is intended to broaden the scope of any representation or warranty contained in this Agreement or to create any covenant. Inclusion of any item in the Disclosure Schedule does not (1) represent a determination that the item is material or establish a standard of materiality, (2) represent a determination that the item did not arise in the ordinary course of business, (3) represent a determination that the transactions contemplated by this Agreement require the consent of third parties except for any consents set forth in the Disclosure Schedule, or (4) constitute an admission to any third party concerning the item. The Disclosure Schedule includes brief descriptions or summaries of certain agreements and instruments, copies of which are available upon request.

                  4.1 ORGANIZATION AND GOOD STANDING; CAPITALIZATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and Seller has all necessary corporate power and authority to carry on the Business as presently conducted, to own and lease the Purchased Assets and to perform all its obligations relating to the Business. Seller is not required under any applicable Law to be qualified to do business as a foreign corporation in any jurisdiction by virtue of conducting the Business other than jurisdictions in which the failure to so qualify could not reasonably be expected to have a material adverse effect on Seller's business, operations, or financial condition or on the Purchased Assets (a "MATERIAL ADVERSE EFFECT"). The number of shares of voting stock issued and outstanding as of the date hereof is set forth in the Disclosure Schedule. The total number of shares of voting stock that may be issued upon the conversion of the convertible promissory notes held by Laurus Master Fund Ltd as of the date hereof is set forth in the Disclosure Schedule.

                  4.2 POWER AND AUTHORIZATION. Seller has all requisite right, power and authority to enter into and perform its obligations under this Agreement and under the other agreements and documents (the "SELLER TRANSACTION DOCUMENTS") required to be delivered by it prior to or at the Closing. This Agreement has been duly and validly executed and delivered by Seller and, assuming due and valid execution and delivery of this Agreement by Buyer, constitutes the legal, valid and binding obligation of Seller enforceable against it in accordance with its terms. When executed and delivered as contemplated herein, each of the Seller Transaction Documents shall constitute the legal, valid and binding obligation of Seller.

                  4.3 NO CONFLICTS.

                           (a) The execution, delivery and performance of this
Agreement and the Seller Transaction Documents do not and will not (with or without the passage of time or the giving of notice or both) directly or indirectly:

                                    (i) violate or conflict with the certificate
of incorporation or bylaws of Seller, or any Laws binding upon Seller or by or to which any of the Purchased Assets is bound or subject other than a violation or conflict of Laws that could not reasonably be expected to have a Material Adverse Effect;

                                    (ii) violate or conflict with, result in a
breach or termination of, or constitute a default or otherwise cause any loss of benefit under any agreement or other obligation to which Seller is a party or by which it or any of the Purchased Assets are bound, or give to others any rights (including rights of termination, foreclosure, cancellation or acceleration), in or with respect to Seller or any of the Purchased Assets other than any of the foregoing that could not reasonably be expected to have a Material Adverse Effect; or

                                    (iii) result in, require, or permit the
creation or imposition of, any Lien upon or with respect to any of the Purchased Assets.

                           (b) The Disclosure Schedule describes each consent,
waiver or approval of, or registration, notification, filing and/or declaration with, any court, government or governmental agency or instrumentality, creditor, lessor or other Person required to be given or made by Seller in connection with the execution, delivery and performance of this Agreement and the other agreements and instruments contemplated herein. Except as set forth in the Disclosure Schedule, all such consents, approvals, registrations, notifications, filings and declarations have been obtained or made or will be obtained or made prior to the Closing by Seller. There are no such consents, approvals, registrations, notifications, filings and declarations that have been obtained or made or will be obtained or made that have or will involve the payment of a premium or penalty by, or loss of benefit to, Seller (or any purchaser from Seller) in respect of the Purchased Assets.

                           (c) There are no judicial, administrative or other
governmental actions, proceedings or investigations pending or, to Seller's Knowledge, threatened, that question any of the transactions contemplated by, or the validity of, this Agreement or any of the other agreements or instruments contemplated hereby or that, if adversely determined, could reasonably be expected to have an adverse effect upon the ability of Seller to enter into or perform its obligations under this Agreement or any such other agreements or instruments. Seller has not received any request from any governmental agency or instrumentality for information with respect to the transactions contemplated hereby.

                  4.4 OWNERSHIP OF THE ASSETS. Seller owns and has good and valid title to each and all of the Purchased Assets, free and clear of any Lien. There are no agreements affecting the right of Seller to convey the Purchased Assets to Buyer or any other right of Seller with respect to the Purchased Assets, and Seller has the absolute right, authority, power and capacity to sell, assign and transfer the Purchased Assets owned by it to Buyer free and clear of any Lien. Upon execution and delivery to Buyer of the Bill of Sale, General Assignment and Assumption Agreement (as defined in Section 6.4(a)) and the other documents contemplated hereby, Buyer will acquire good and valid title to the Purchased Assets, free and clear of any Lien (other than any Lien that may be created by Buyer).

                  4.5 SUBSIDIARIES. The Disclosure Schedule provides a list of each of the subsidiaries, whether wholly or partly owned by Seller, through which the Business is conducted and accurately describes Seller's interest in such subsidiaries. Seller has not conducted the Business under any name (i.e. "trading" or "doing business as") other than its proper corporate name as reflected in this Agreement.

                  4.6 COMPLIANCE WITH LAWS.

                           (a) Seller is, and since April 1, 2004 has been, in
compliance with all applicable Laws relating to its operation of the Business or its ownership of the Purchased Assets except those for which the failure to comply could not reasonably be expected to have a Material Adverse Effect and Seller has no basis to expect, and has not received any notice, order or other communication from any governmental agency or instrumentality of any alleged, actual, or potential violation of or failure to comply with any Law, the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

                           (b) All federal, foreign, state, local and other
governmental consents, licenses, permits, franchises, approvals, notifications, numbers, identifiers, grants and other authorizations issued by Authorities, (collectively, "AUTHORIZATIONS" required for the operation of the Seller's Business as currently conducted have been obtained by Seller and are in full force and effect without any default or violation thereunder by Seller or by any other party thereto, other than any of the foregoing that if not obtained could not reasonably be expected to have a Material Adverse Effect, and Seller has not received any notice of any claim or charge that Seller is or has been in violation of or in default under any such Authorization. No proceeding is pending or, to the Knowledge of Seller, threatened by any Person to revoke or deny the renewal of any Authorization of Seller. Since April 1, 2004, Seller has not been notified that any such Authorization may not in the ordinary course of business be renewed upon its expiration or that by virtue of the transactions contemplated hereby any such Authorization may not be granted or renewed. No Authorization expires or must be renewed within 90 days after the Closing Date.

                  4.7 LITIGATION. There are no, and since April 1, 2002 there have not been any claims, actions, suits, proceedings (arbitration or otherwise) or investigations involving or affecting the Business, before or by any court or governmental agency or instrumentality, or before an arbitrator of any kind, that had or could reasonably be expected to have a Material Adverse Effect on the Business; and no pending claim, action, suit, proceeding or investigation, if determined adversely, could reasonably be expected to either individually or in the aggregate have a Material Adverse Effect on the Business. To the Knowledge of Seller, (i) no such claim, action, suit, proceeding or investigation is presently threatened or contemplated and (ii) there are no facts that could reasonably serve as a basis for any such claim, action, suit, proceeding or investigation. There are no unsatisfied judgments, penalties or awards against or adversely affecting Seller or any of the Purchased Assets.

                  4.8 SEC REPORTS AND FINANCIAL STATEMENTS.

                           (a) The forms, reports, statements and other
documents required to be filed by Seller with the Securities and Exchange Commission (the "SEC") pursuant to the Securities and Exchange Act of 1934, as amended (the "EXCHANGE ACT") since March 31, 2005, (collectively, as amended to date, referred to herein as the "SEC Reports") to the extent they relate to the Business did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                           (b) The financial statements, to include the balance
sheets and income statements (including, in each case, any related notes thereto) relating to the Business as an independent segment (labeled as the "REI" division) for the fiscal year ended March 31, 2005 and the quarter ended June 30, 2005 included in the Disclosure Schedule and the financial statements contained in the SEC Reports to the extent that such financial statements (including, in each case, any related notes thereto) relate to the Business (the "FINANCIAL STATEMENTS"), (i) have been prepared in all material respects in accordance with the published rules and regulations of the SEC and generally accepted accounting principles applied on a consistent basis throughout the periods involved (except (A) to the extent disclosed therein or required by changes in generally accepted accounting principles, (B) with respect to SEC Reports filed prior to the date of this Agreement, as may be indicated in the notes thereto and (C) in the case of the unaudited financial statements, as permitted by the rules and regulations of the SEC) and (ii) fairly present in all material respects the consolidated financial position of Seller and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated (subject, in the case of unaudited consolidated financial statements for interim periods, to adjustments necessary to present fairly such results of operations and cash flows), except that any pro forma financial statements contained in such consolidated financial statements are not necessarily indicative of the consolidated financial position of Seller and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated.

                           (c) Seller maintains a system of internal accounting
controls with respect to the Business sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  4.9 ACCOUNTS PAYABLE. The Disclosure Schedule contains a correct and complete aging of all accounts payable and accrued liabilities relating to or arising from the Business as of June 30, 2005. Seller has paid all accounts payable related to the Business in accordance with their terms, other than accounts payable of the Business that Seller is disputing in good faith and that are specifically identified in the Disclosure Schedule as disputed.

                  4.10 SOFTWARE.

                           (a) The Disclosure Schedule sets forth a true,
complete and correct list of all items of Software (other than commercially available off the shelf licensed software) (i) that are owned by Seller, (ii) that are necessary to the conduct of the Business as presently conducted and
(iii) that comprise a part of the Purchased Assets (the "OWNED SOFTWARE"). The Owned Software shall include without limitation all earlier or predecessor versions of any of such Software (whether or not released, distributed or unsettled) if and to the extent that such can be identified.

                           (b) The Disclosure Schedule sets forth a true,
complete and correct list of all items of Software (other than commercially available off the shelf licensed software) (i) that are not owned by Seller but in that Seller has a right or rights (by license or otherwise), (ii) that are necessary to the conduct of the Business as presently conducted and (iii) that also comprise a part of the Purchased Assets (the "NON-OWNED SOFTWARE").

                           (c) The Owned Software and the Non-Owned Software,
together, constitute all Software necessary for the conduct of the Business as presently conducted. All Owned Software and, to Seller's Knowledge, all Non-Owned Software, that is currently licensed or supported by Seller is free from material defects in programming and operation and performs substantially in accordance with relevant help files and published user manuals therefore and in accordance with any written warranties made by Seller to the licensees thereof to the extent that such warranties remain in effect. With respect to all Owned Software, Seller maintains machine-readable master-reproducible copies, reasonably complete technical documentation and/or user manuals for the most current releases or versions thereof and for all earlier releases or versions thereof currently being supported by Seller; and such software can be maintained and modified by reasonably competent programmers familiar with such language, hardware and operating systems.

                           (d) To Seller's Knowledge, no Software comprising a
part of the Purchased Assets contains any coded instructions, anti-circumvention measures, routine, or other means that causes the Software, other software, or the computer system on which the Software is installed to perform an unauthorized function, operate in an unauthorized manner, disable, erase, or otherwise harm software, hardware or data.

                  4.11 PERSONAL PROPERTY. The Disclosure Schedule contains a true and correct list of each facility or location of Seller that includes or contains Purchased Assets, the address of such facility or location, a list and description of the Purchased Assets located at such facility or location and a description of the type and terms of the leasehold or property interest held by Seller relating to such facility or location. All of the tangible personal property (that for purposes of clarification, shall not include any Intellectual Property or Software) included in the Purchased Assets and all tangible personal property (that for purposes of clarification, shall not include any Intellectual Property or Software) leased by Seller and used in the Business are in the possession of and under the control of Seller and are in good condition and repair, ordinary wear and tear excepted, are suitable for the purposes for which they are being used and are of a condition, nature and quantity sufficient for the conduct of the Business as it is presently conducted. No such tangible personal property is owned or leased by any Person other than Seller. All such tangible personal property of Seller is located at properties that are owned or leased by Seller (the "PREMISES").

                  4.12 LIST OF PROPERTIES, AUTHORIZATIONS, CONTRACTS, ETC. The Disclosure Schedule lists or adequately describes the following for each of Seller and its subsidiaries and in each case with sufficient specificity to identify the applicable entity and location:

                           (a) Each item of tangible personal property of Seller
used in the Business with a book value in excess of $25,000 in respect of any item and the location thereof;

                           (b) Each item of tangible personal property leased to
or by Seller and used in the Business under an agreement providing for annualized payments of more than $25,000, together with the location of such asset, the identities of the lessor and lessee, the annual rental and unexpired term of the lease;

                           (c) Each Authorization (including, without
limitation, each license or permit required for the operation of the Business);

                           (d) Each patent or patent application, copyright
registration, trademark or service mark registration or application for registration in the Owned Software and Non-Owned Software owned, leased, used or held by, granted to or licensed by Seller as either licensor or licensee and used in the Business, together with all other interests therein or in the Owned Software and Non-Owned Software granted by Seller to any other Person that are still in effect and all agreements that are still in effect with respect to any of the foregoing to which Seller is a party (including secrecy and non-disclosure agreements with current or former employees, consultants or contractors);

                           (e) Each Contract (i) by which the Purchased Assets
are bound and that is material to Seller, (ii) which imposes material obligations or restrictions on Seller's ability to operate the Business or any of the Purchased Assets; (iii) pursuant to which Seller is to provide support and/or services to third parties; (iv) that contemplates or involves the performance of services having a value in excess of $50,000; (v) for the resale or distribution of products and services of the Business; (vi) for the payment of royalties or distribution of third party technology; (vii) for maintenance or other subscription licenses or services, other than standard end user maintenance or subscription agreements entered into in the ordinary course of business; or (viii) any license entitling unlimited users of products at a particular site, business or user group (the "MATERIAL CONTRACTS");

                           (f) Each evidence of indebtedness, note, advance,
guaranty or letter of credit entered into, issued or to be issued, contingently or otherwise, by or for the benefit of Seller in connection with the Business, and all loan and other agreements relating thereto (excluding any of the foregoing entered into or issued for the benefit of Seller with respect to any of the Excluded Assets); and

                           (g) Each Lien on any of the Purchased Assets or the
Business.

                  To the extent not available on EDGAR, Seller has furnished or made available to Buyer true and complete copies of each agreement, plan and other document required to be disclosed on the Disclosure Schedule.

                  4.13 CONTRACTS.

                           (a) Each Contract that is a Purchased Asset to which
Seller is a party or by which it or the Purchased Assets are bound (including without limitation all Material Contracts and any such Contract required to be identified in the Disclosure Schedule), is in full force and effect and, to Seller's Knowledge, is valid, binding and enforceable against the parties thereto in accordance with its terms subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and the effect of rules or laws governing equitable remedies. Seller has performed all obligations required to be performed by it under each such Contract and no condition exists or event has occurred which with notice or lapse of time would constitute a default or a basis for delay, non-performance, termination, modification, or acceleration of maturity or performance by Seller or, to the Knowledge of Seller, by any other party thereto. To Seller's Knowledge, there are no negotiations of, attempts to renegotiate, outstanding rights or requests to renegotiate or disputes in respect of any material amounts paid or payable to Seller under current or completed Contracts included in the Purchased Assets. No Contract that is a Purchased Asset restricts or purports to restrict any business activities or freedom of Seller or any employees of Affiliates of Seller in respect of the Business to engage in any activities or compete with any Person. Each other party to each such Contract has consented or been given sufficient notice (where such consent or notice is necessary) that the same shall remain in full force and effect on and following the Closing.

                           (b) The work being performed by Seller under each
Contract included in the Purchased Assets, including without limitation, each Material Contract is on schedule, within the budget established by the parties to such agreement.

                  4.14 INTENTIONALLY DELETED.

                  4.15 INTELLECTUAL PROPERTY.

                           (a) Seller is the sole owner of the Owned Software
and all patents, trademark registrations, trade secrets and copyright registrations that are part of the Intellectual Property (collectively, the "SELLER MATERIAL INTELLECTUAL PROPERTY") free and clear of any Lien. All patents, trademark registrations and copyright registrations that are part of the Seller Material Intellectual Property are in good standing, have been validly prosecuted or issued, duly maintained, are subsisting, and are in full force and effect. Other than in the ordinary course of the Business, Seller has not granted or licensed to any Person any rights with respect to any Seller Material Intellectual Property and no other Person has any rights in or to any of the Seller Material Intellectual Property (including, without limitation, any rights to market or distribute any of the Seller Material Intellectual Property). The Intellectual Property is sufficient for the conduct of the Business as such is presently conducted. The Business does not include or rely upon any patent or patent application, copyright registration, trademark or service mark registration or application for registration other than those relating to the Owned Software and Non-Owned Software.

                           (b) The Intellectual Property and Seller's conduct of
such Business does not infringe, misappropriate, violate or dilute, and is not alleged to have infringed, misappropriated, violated or diluted, any trademark, copyright, patent, moral right or other proprietary right of any Person. Since April 1, 2002, no claims or proceedings, or threats of claims or proceedings, have been asserted by any third party against Seller relating to the use in the conduct of the Business of any Intellectual Property or challenging or questioning the validity of any Intellectual Property. Since April 1, 2002, no claims or proceedings, or threats of claims or proceedings, have been asserted by Seller charging any third party with infringement, misappropriation, dilution or other violation of any Intellectual Property. Seller has taken all reasonable precautions to preserve and document its trade secrets and to protect the secrecy, confidentiality and value of its trade secrets.

                           (c) Each item of Seller Material Intellectual
Property is valid and enforceable and, to Seller's Knowledge, there are no infringements of Seller's rights in and to the Seller Material Intellectual Property by any Person. Except as listed in the Disclosure Schedule: (i) since April 1, 2002, Seller has not entered into any consent, indemnification, forbearance to sue or settlement agreement with any Person relating to any item of Intellectual Property or relating to any intellectual or proprietary rights of any Person; and (ii) the rights to develop, make, license, use, have sold, have made, perform, copy, make derivative works of, sell, distribute, modify and exploit the Intellectual Property held by Buyer immediately after the Closing and the consummation of the transactions contemplated by this Agreement will be the same rights to develop, make, license, use, have sold, have made, perform, copy, make derivative works of, sell, distribute, modify and exploit the Intellectual Property held by Seller immediately prior to the Closing and consummation of the transactions contemplated by this Agreement, without any diminution or alteration as a result of the Closing or the consummation of any of the transactions contemplated by this Agreement.

                           (d) Except as set forth in the Disclosure Schedule,
all employees of Seller and other Persons involved with the development, implementation, use or marketing of any Seller Material Intellectual Property used in connection with the Business have entered into written agreements assigning to Seller all rights to inventions, improvements, discoveries or information relating thereto, and no employee or former employee of Seller, or any other Person, owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, in any such Seller Material Intellectual Property. Seller is and has been in material compliance with all applicable statutes, regulations and rules of any jurisdiction, relating to the export and sale of computer software and technology, including, but not limited to U.S. Export Administration Regulations.

                           (e) The Disclosure Schedule lists all material
agreements that are still in effect by which Seller has obtained any right to use or practice any rights under any Intellectual Property, as licensee or licensor thereunder, including, without limitation, license agreements, settlement agreements and covenants not to sue other than commercially available off the shelf licensed software (collectively, the "IP LICENSE AGREEMENTS"). Each IP License Agreement is binding and in full force and effect and, unless it expires by its terms prior thereto, will continue to be binding and in full force and effect immediately following the consummation of the transactions contemplated by this Agreement.

                  4.16 CUSTOMERS AND SUPPLIERS. The Disclosure Schedule lists:
(i) the ten or fewer customers of Seller with respect to the Business from whom Seller derived the most revenue during each of the fiscal years ending March 31, 2005 and during the 2006 fiscal year beginning April 1, 2005 through May 31, 2005 and the aggregate revenues attributable to each in each such period, and
(ii) the ten or fewer suppliers and vendors with respect to the Business to whom Seller made the most payments that exceed (or are reasonably expected to exceed) $25,000 per year on an annualized basis during fiscal 2004 and during fiscal 2005 through May 31, 2005 and the aggregate expenditures attributable to each in each such period. Seller is not aware of any intention on the part of any such customer or supplier, whether or not in connection with the transactions contemplated hereunder, to terminate or materially reduce the amount of business done with Seller. There are no, and since April 1, 2004 there have not been, any material disputes or controversies between Seller and any customer, supplier or any other Person regarding the quality, merchantability or safety of, or involving a claim of breach of warranty that has not been fully resolved with respect to, or defect in, any product purchased, manufactured or sold by Seller with respect to the Business. To Seller's Knowledge, Seller enjoys good working relationships under all arrangements and agreements with its customers and suppliers with respect to the Business.

                  4.17 TAXES.

                           (a) All federal, state, local and foreign returns and
reports relating to Taxes, or extensions relating thereto, required to be filed on or before the Closing Date by or with respect to the Business have been timely and properly filed, Seller has paid all Taxes shown on such returns and reports as owing.

                           (b) All federal, state, local and foreign income,
profits, franchise, gross receipts, sales, use, payroll, premium, occupancy, property, severance, excise, withholding, customs, duties, environmental tariffs, license, stamp, employment, payroll, unemployment, transfer and other taxes, including interest, additions to tax and penalties (collectively "TAXES") due or properly shown to be due on any return referred to in Section 4.17(a) by Seller with respect to taxable periods ending on or prior to, and the portion of any interim period up to, the date hereof have been fully and timely paid, or in the case of taxes not yet due, fully provided for on the most recent Balance Sheet, or in the case of taxes occurring after the date of such most recent Balance Sheet, on the books of account of Seller. There are no levies, liens, or other encumbrances relating to Taxes existing, or, to Seller's Knowledge, threatened or pending with respect to any of the Purchased Assets.

                           (c) Seller has not waived any statutes of limitations
in respect of Taxes. No Tax liens (other than automatic liens for taxes not yet due and payable) have been filed against the assets of Seller, no claim for additional Taxes or assessment is being asserted against Seller by any taxing authority, and Seller has not been notified of any claim being asserted with respect to any such Taxes. There is no action, suit, proceeding, investigation or audit pending or, to Seller's Knowledge, threatened against Seller with respect to any Taxes or assessment.

                  4.18 EMPLOYEE BENEFITS.

                           (a) Seller does not with respect to any of its
current, terminated or retired employees: (i) have any obligation to contribute to (or any other liability with respect to) any "employee pension benefit plan" (as defined in Section 3(2) ERISA), whether or not terminated, such as a tax-qualified "defined benefit plan" (as defined in Section 3(35) of ERISA), a tax-qualified "defined contribution plan" (as defined in section 3(34) of ERISA), or a "multiemployer plan" (as defined in Section 3(37) of ERISA); (ii) maintain or have any obligation to contribute to (or any other liability with respect to) any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), whether or not terminated, such as a plan that provides medical, health, disability, death, unemployment or vacation benefits or other welfare-type benefits for current, terminated, or retired employees; or (iii) maintain, contribute to, or have any liability under (or with respect to) any non-ERISA-covered plan or arrangement providing benefits to current, terminated, or retired employees, such as a bonus plan, stock option plan, plan for deferred compensation, or other plan, whether or not terminated. "Seller" as used in this
Section 4.18 and Section 8.2 shall include Seller and any other entity required to be aggregated with Seller under Section 414(b), 414(c), 414(m), or 414(o) of the Code, and the regulations thereunder.

                           (b) Seller is not bound by any collective bargaining
agreement or any other agreement or legally binding arrangement to maintain, with respect to any employee, any employee benefit plan described in subsection
(a)(i), (ii) or (iii) above.

                  4.19 EMPLOYEES. The Disclosure Schedule sets forth the following information for all employees of the Business and for each consultant and independent contractor regularly retained by Seller in the Business (including each such Person on leave or layoff status): employee name and job title; current annual rate of compensation (identifying bonuses separately) and any change in compensation since April 1, 2005; and vacation accrued and service credited for purposes of vesting and eligibility to participate in any employee benefit plans. Except as set forth in the Disclosure Schedule, no such employee is a party to, or is otherwise bound by, any agreement or arrangement with any Person or entity other than Seller that limits or adversely affects the performance of his or her duties, the ability of Seller to conduct the Business, or his or her freedom to engage in any of the businesses conducted by Seller (including, without limitation, any confidentiality, non-competition or proprietary rights agreements). The Disclosure Schedule describes each employment, severance, change of control, noncompetition, consulting, commission, agency and representative agreement or arrangement to which Seller is a party or is otherwise bound in respect of any such employee, including, without limitation, all agreements and commitments relating to wages, hours or other terms or conditions of employment (other than unwritten employment arrangements terminable at will without payment of any contractual severance or other amount). All such employees of Seller are "employees at will." Except with respect to the Stockholders, Seller has not made any commitments to any of its employees respecting any possible employment or pay increases by Buyer following the Closing. Seller has complied in all material respects with all Laws related to the employment of employees who work in the Business, including those relating to hours, wages, immigration, equal employment opportunity, employment discrimination and employee safety.

                  4.20 ENVIRONMENTAL MATTERS. There is no environmental litigation or other environmental proceeding pending or, to the Knowledge of Seller, threatened by any governmental regulatory authority or others with respect to the current or any former business of Seller or any partnership or joint venture currently or at any time affiliated with Seller. No state of facts exists as to environmental matters or Hazardous Substances (as defined below) that involves the reasonable likelihood of a material capital expenditure by Seller that may otherwise have a Material Adverse Effect. To Seller's knowledge, no Hazardous Substances have been treated, stored or disposed of, or otherwise deposited, in or on the properties owned or leased by Seller or by any partnership or joint venture currently or at any time affiliated with Seller in violation of any applicable environmental laws. The environmental compliance programs of Seller complies in all respects with all environmental laws, whether foreign, federal, state, provincial or local, currently in effect. For purposes of this Agreement, "Hazardous Substances" means any substance, waste, contaminant, pollutant or material that has been determined by any governmental authority to be capable of posing a risk of injury to health, safety, property or the environment.

                  4.21 AFFILIATE AGREEMENTS. There are no, and since April 1, 2004 there have not been any, agreements, arrangements or understandings between Seller, on the one hand and any Related Party of Seller, on the other hand, relating to the Business.

                  4.22 ABSENCE OF CERTAIN CHANGES AND EVENTS.

                           (a) Except as described in the Disclosure Schedule,
since March 31, 2005, Seller has conducted the Business only in the usual and ordinary course consistent with past practice and there has not been any:

                                    (i) change in the accounting methods,
principles or practices followed by Seller, except as required by GAAP or the rules and regulations of the SEC;

                                    (ii) adoption of or change in any employee
benefit plan or labor policy;

                                    (iii) damage, destruction or loss to any
material asset or property of Seller with respect to the Business, whether or not covered by insurance;

                                    (iv) entry into, amendment, termination or
receipt of notice of termination of any agreement or other document or commitment that is required to be disclosed in the Disclosure Schedule, or any material transaction in excess of $25,000 with respect to the Business other than software licenses entered into in the ordinary course of business;

                                    (v) sale, assignment, conveyance, lease, or
other disposition of any asset or property of Seller or Lien on any asset or property of Seller with respect to the Business (other than sales of licenses or services in the ordinary course of business);

                                    (vi) incurrence of any liability or
obligation (whether absolute or contingent) that will be an Assumed Liability or any discharge or satisfaction of any Lien on any Purchased Asset, other than in the ordinary course of business consistent with past practice;

                                    (vii) material change in the Business or in
the manner of conducting the same or entry by Seller into any material transaction with respect to the Business, other than in the ordinary course of business consistent with past practice; or

                                    (viii) agreement, whether or not in writing,
to do any of the foregoing by Seller.

                           (b) Since March 31, 2005, there has not been any
material adverse change in the Seller's Business, or the operations, properties, assets, working capital, or condition (financial or otherwise) of Seller (any such event, a "MATERIAL ADVERSE CHANGE").

                  4.23 BOOKS AND RECORDS. The books and records of Seller included in the Purchased Assets accurately and fairly reflect the income, expenses, assets and liabilities of the Business in all material respects, and Seller maintains internal accounting controls that provide reasonable assurance that: (i) transactions are executed in accordance with management's authorization; (ii) transactions are recorded as necessary to permit preparation of reliable financial statements and to maintain accountability for earnings and assets; and (iii) all inter-company transactions, charges and expenses among or between Seller and/or its Affiliates are accurately reflected at fair arms-length value in the Financial Statements.

                  4.24 BROKERS. No Person acting on behalf of Seller or any of its Affiliates or under the authority of any of the foregoing is or will be entitled to any brokers' or finders' fee or any other commission or similar fee, directly or indirectly, from any of such parties in connection with any of the transactions contemplated by this Agreement other than ISI Capital Partners, LLC whose fees and expenses shall be paid by Seller.


               SECTION 5. REPRESENTATIONS AND WARRANTIES OF BUYER.

                  Buyer hereby represents and warrants to Seller as of the date of this Agreement and of the Closing Date as follows:

                  5.1 ORGANIZATION AND GOOD STANDING. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all necessary corporate power and authority to carry on its business as presently conducted, to own and lease the assets that it owns and leases and to perform all its obligations under each agreement and instrument by which it is bound.

                  5.2 POWER AND AUTHORIZATION. Buyer has all requisite right, power and authority to enter into and perform its obligations under this Agreement and under the other agreements and documents (the "BUYER TRANSACTION DOCUMENTS") required to be delivered by it prior to or at the Closing. The execution, delivery and performance by Buyer of this Agreement and the Buyer Transaction Documents have been duly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by Buyer and assuming the due and valid execution and delivery of this Agreement by Seller constitutes the legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms. When executed and delivered as contemplated herein, each of the Buyer Transaction Documents shall constitute the legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms.

                  5.3 NO CONFLICTS. The execution, delivery and performance of this Agreement and the Buyer Transaction Documents do not and will not (with or without the passage of time or the giving of notice or both):

                           (a) violate or conflict with Buyer's certificate of
incorporation or bylaws or any Law binding upon Buyer; or

                           (b) violate or conflict with, result in a breach or
termination of, or constitute a default or otherwise cause any loss of benefit under any material agreement or other obligation to which Buyer is a party.

                  5.4 BROKERS. No Person acting on behalf of Buyer or any of its Affiliates or under the authority of any of the foregoing is or will be entitled to any brokers' or finders' fee or any other commission or similar fee, directly or indirectly, from any of such parties in connection with any of the transactions contemplated by this Agreement.


         SECTION 6. CERTAIN CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS.

                  The obligation of Buyer to consummate the transactions contemplated hereby is subject to the fulfillment by or at the Closing of each of the following conditions or the waiver thereof by Buyer:

                  6.1 REPRESENTATIONS AND WARRANTIES. Each of Seller's representations and warranties in this Agreement must have been true and correct as of the date of this Agreement and must be true and correct in all material respects as of the Closing Date as if made on the Closing Date, provided that the materiality qualifier in the preceding clause shall not apply to any such representation and warranty that is itself qualified by materiality, and except, in the aggregate, when the failure to be true and correct shall not have a Material Adverse Effect on the Business.

                  6.2 PERFORMANCE OF COVENANTS. Each of the covenants and obligations that Seller and Stockholders are required to perform or to comply with pursuant to this Agreement at or prior to the Closing shall have been duly performed and complied with.

                  6.3 RECEIPT OF AUTHORIZATIONS; STOCKHOLDER APPROVAL. All Authorizations that are necessary for the consummation of the transactions contemplated by this Agreement and the Transaction Documents and are required to be obtained by Seller, and all consents and approvals of all other Persons necessary for the consummation of the transactions contemplated hereby (including, without limitation, all such consents and approvals in respect of the Contracts), shall have been obtained, and no such Authorization, consent or approval: (i) shall have been conditioned upon the modification, cancellation or termination of any Contract or Authorization; or (ii) shall impose on Buyer any condition, provision or requirement not presently imposed upon Seller, or any condition that would be more restrictive after the Closing on Buyer other than the conditions presently imposed on Seller. The Asset Sale shall have been approved by the stockholders consistent with the requirements of Delaware law and each of Seller's certificate of incorporation, by laws and agreements between Seller and any number of its stockholders (the "REQUIRED STOCKHOLDER APPROVAL").

                  6.4 DELIVERIES. Seller shall have delivered, or cause to be delivered, the following to Buyer:

                           (a) a bill of sale, in the form attached as EXHIBIT
6.4(A), duly executed by Seller and each of its subsidiaries holding any of the Purchased Assets, conveying to Buyer and such of Buyer's subsidiaries as may be designated by Buyer, good and valid title to all of the Purchased Assets, subject only to the Assumed Liabilities (the "BILL OF SALE, GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT"), together with such other instruments of transfer and assignment as may be necessary or appropriate to vest in Buyer good and valid title to the Purchased Assets, including but not limited to assignments of the Intellectual Property, each duly executed and dated as of the Closing Date;

                           (b) assignments of the Contracts and Authorizations
included in the Purchased Assets, including without limitation the Material Contracts, duly executed by Seller, conveying to Buyer all right, title and interest of Seller in, to and under all of such Contracts and Authorizations, together with evidence of the obtaining of all consents, waivers and approvals necessary for the assignment of such Contracts and Authorizations;

                           (c) each of the Seller Transaction Documents duly
executed by Seller;

                           (d) copies of resolutions duly adopted by the board
of directors of Seller authorizing the execution, delivery and performance of this Agreement and the Seller Transaction Documents, and of the stockholders of Seller approving the Asset Sale, each certified as true, complete and in full force and effect as of the Closing Date by the Secretary of Seller;

                           (e) a certificate signed on behalf of Seller by its
President or Chief Executive Officer certifying as to Seller's satisfaction as of the Closing Date of the conditions set forth in Sections 6.1, 6.2 and 6.3;

                           (f) the Adjustment Statement as set forth in Section
2.2;

                           (g) a certificate of incumbency of the officers of
Seller executing this Agreement and any Seller Transaction Document, dated as of the Closing Date;

                           (h) a certificate of existence and good standing of
Seller, certified by the Secretary of State of Seller's jurisdiction of organization dated a date reasonably proximate to the Closing Date; and

                           (i) such other instruments and documents as are
reasonably necessary to satisfy the conditions precedent to Buyer's obligations hereunder or as Buyer may reasonably request to effectuate or evidence the transactions contemplated by this Agreement.

                  6.5 NO RESTRAINT. No provision of any applicable Law shall restrain, prohibit or otherwise interfere with the consummation of the transactions contemplated by this Agreement and the Transaction Documents or the effective conduct by Buyer of the Business.

                  6.6 LEGAL MATTERS. The Closing shall not violate any order or decree of any court or governmental body of competent jurisdiction and no suit, action, investigation or legal or administrative proceeding shall have been brought or threatened by any Person (other than Buyer or an Affiliate of Buyer) that questions the validity or legality of this Agreement, any of the Transaction Documents or the transactions contemplated hereby or thereby.

                  6.7 EMPLOYEE MATTERS. Santanu Das and not less than 90% of the other employees of Seller to whom Buyer has made an offer of employment shall have accepted such offers.

                  6.8 LEGAL OPINION. Buyer shall have received the opinion of Rutan and Tucker LLP, counsel to Seller, dated the Closing Date, substantially in the form attached hereto as EXHIBIT 6.8.

                  6.9 RELEASES OF LIENS. Seller shall have delivered to Buyer duly executed releases or terminations of financing statements, or other evidence satisfactory to Buyer that all Liens on any Purchased Asset have been released and terminated.

                  6.10 NO MATERIAL ADVERSE CHANGE. There shall have been no Material Adverse Change and no event shall have occurred and no condition or circumstance shall exist that could reasonably be expected to give rise to any such Material Adverse Change.


             SECTION 7. CERTAIN CONDITIONS PRECEDENT TO SELLER'S AND
                           STOCKHOLDERS' OBLIGATIONS.

                  The obligation of Seller to consummate the sale of the transactions contemplated hereby is subject to the fulfillment by or at Closing of each of the following conditions or the waiver thereof by Seller:

                  7.1 REPRESENTATIONS AND WARRANTIES. Each of Buyer's representations and warranties in this Agreement must have been true and correct in all material respects as of the date of this Agreement and must be true and correct in all material respects as of the Closing Date as if made on the Closing Date, provided that the materiality qualifier in the preceding clause shall not apply to any such representation and warranty that is qualified by materiality and except in the aggregate, when the failure to be true and correct shall not have a Material Adverse Effect on Seller.

                  7.2 PERFORMANCE OF COVENANTS. Each of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing shall have been duly performed and complied with in all material respects.

                  7.3 LEGAL MATTERS. The Closing shall not violate any order or decree of any court or governmental body of competent jurisdiction and no suit, action, investigation, or legal or administrative proceeding shall have been brought or threatened by any Person (other than Seller or an Affiliate of Seller) that questions the validity or legality of this Agreement, any of the Transaction Documents or the transactions contemplated hereby or thereby.

                  7.4 AGREEMENTS. Buyer shall have entered into the Bill of Sale, General Assignment and Assumption Agreement.

                  7.5 STOCKHOLDER APPROVAL. The Asset Sale shall have been approved by the Required Stockholder Approval.

                  7.6 CONFIRMATION OF CLOSING PAYMENT. Seller shall have received a federal wire transfer confirmation number confirming the satisfaction of Buyer's obligation to pay the Closing Payment.


        SECTION 8. ADDITIONAL AND POST-CLOSING COVENANTS OF THE PARTIES;
                             CERTAIN OTHER MATTERS.

                  8.1 TRANSITION OF ACCOUNTS; REMITTANCE OF PAYMENTS; RIGHT TO OFFSET.

                           (a) From and after the Closing, Seller promptly shall
forward or refer to Buyer any orders, inquiries and bid requests received by Seller relating to the Business. Seller hereby irrevocably authorizes Buyer after the Closing to (i) receive and open all mail and other communications received by Buyer and addressed or directed to Seller, to the extent relating to the Business, the Purchased Assets or the Assumed Liabilities, and to act with respect to such communications in such manner as the Buyer may elect and as is consistent with this Agreement; and (ii) endorse, without recourse, the name of Seller on any check or any other evidence of indebtedness received by the Buyer on account of any of the Purchased Assets or the Business to which Buyer is entitled under this Agreement. From and after the Closing, each of Seller and Buyer shall promptly remit to the other, in the form received but with any appropriate endorsements, any payments that it or any Affiliate may receive that properly belong to the other, including any accounts receivable to collected by Buyer pursuant to this Section 8.1. Buyer shall have the right to offset any amount owed to it by Seller against any amount collected by Buyer pursuant to this Agreement.

                           (b) Buyer shall furnish Seller within 20 days after
the end of each month that any Assigned AR remains outstanding a statement setting forth the Assigned AR collected during such month and a trial balance of the uncollected Assigned AR showing the aging thereof as of the end of such month. If any payment received by Buyer during the period that any Assigned AR remains outstanding is remitted by a customer which is indebted under both Assigned AR and an account receivable arising out of sales of products and services of the Business in the ordinary course after the Closing ("New Receivable"), such payments shall first be applied to the Assigned AR due from such customer and the balance remaining after payment in full of all Assigned AR due from such customer shall be applied to the New Receivable; provided, however, that (i) with respect to any Assigned AR being contested or disputed by the payor thereof no portion of the amount in dispute shall be deemed to have been collected by Buyer with respect to the Assigned AR due from the customer (unless otherwise directed by the customer) until all amounts owed by the customer to Buyer for New Receivables have been paid or the dispute has been resolved, whichever occurs first (it being understood that undisputed amounts of Assigned AR shall be applied in accordance with the priorities set forth above in this SECTION 8.1) and (ii) the foregoing priorities shall not apply to sums received by Buyer which are specifically identified by the customer as being tendered in payment of a New Receivable. Buyer agrees not to induce any customer to identify any payment as being in respect of a New Receivable, unless Buyer reasonably decides to sell to that customer on a C.O.D. basis only. Buyer shall use commercially reasonable efforts to collect the Assigned AR. Buyer may, but shall not be obligated to, use a collection agency or commence legal actions in connection with such collection efforts.

         8.2 PROVISIONS RELATING TO EMPLOYEES.

                           (a) Seller shall, as of the opening of business on
the Closing Date, terminate its employment of the individuals listed on EXHIBIT
8.2 (the "CONTINUED EMPLOYEES"). Subject to Buyer's responsibility for Assumed Employee Benefits as set forth in Section 1.4, Seller shall be responsible for all liabilities, obligations, duties and contingencies created or owing as a consequence of the cessation of any Continued Employee's employment with Seller (whether by agreement, policy, or Law), including, without limitation:

                                    (i) all liabilities, costs, claims and other
obligations under any employee benefit plan maintained by Seller (including any accelerated vesting or time of payment or increase in compensation) and any liabilities resulting from any deficiency in the administration or funding of any such plan;

                                    (ii) all claims for health care and other
welfare benefits, including any workers' compensation claims and any duties, obligations, or liabilities under HIPAA;

                                    (iii) all healthcare continuation coverage
requirements of the Code and ERISA and any state continuation coverage law for any M&A qualified beneficiary (as defined in COBRA and the regulations thereunder or applicable state law) with respect to the transaction described in this Agreement; and

                                    (iv) any severance pay, unemployment
compensation, or other payment.

                           (b) Prior to and as of the Closing Date, Buyer shall
make offers of employment to all Continued Employees (subject, in the case of each such employee, to satisfaction by such employee of Buyer's customary pre-employment screening policies). In addition, the offers of employment made by Buyer to four of the individuals identified on EXHIBIT 8.2 shall include total compensation arrangements no less favorable than the total compensation arrangements such employees received from Seller for the twelve month period prior to the date hereof (provided, however, that for the avoidance of doubt, such total comparable compensation arrangements shall not include any severance payment obligations and nothing in this Agreement shall be construed as to require Buyer to assume any previously existing severance arrangement relating to any Continued Employee, except for the amounts, if any, set forth on EXHIBIT

1.4(C)). With respect to the Continued Employees of Seller hired by Buyer at the time of Closing, Buyer shall, to the extent permitted by Law, allow such employees to participate in those benefit programs of Buyer in which similarly situated existing employees of Buyer are eligible to participate, in all cases recognizing each such Continued Employee's prior service with Seller for purposes of calculating any such benefits (other than for the purposes of determining participation eligibility for any Continued Employee in any profit sharing plan in the United States), but subject in each and every case to Buyer's right to modify or eliminate any benefit program maintained by it at any time. Buyer shall not be required to credit such employees for prior service to Seller for purposes of eligibility to participate and for the purposes of calculating the percentage of a benefit in which any such employee will be vested. Neither this Section nor any other section of this Agreement shall create any obligation on the part of Buyer or any Affiliate thereof to continue to provide any benefits, terms or conditions of employment, or to continue to pay any salaries comparable to those previously paid or provided by Seller (provided, however, that for the avoidance of doubt, nothing in this Agreement shall permit Buyer to modify or terminate any employment agreements included in the Assumed Contracts Liabilities except as may be specifically provided therein). In addition, no Person shall be deemed a third party beneficiary of this Section and no Person other than Seller shall have any right to enforce its provisions.

                           (c) TRANSITION OF EMPLOYEES. From and after the
Closing Date, Seller shall cooperate with Buyer to ensure an orderly transition of the Continued Employees who accept employment with Buyer.

                  8.3 CONFIDENTIALITY; NONCOMPETITION; INVENTIONS.

                           (a) Seller and each Stockholder shall keep
confidential, and shall not directly or indirectly disclose to any third party, any confidential or proprietary information or trade secret relating to the Business, the Purchased Assets or Buyer or any of Buyer's Affiliates (collectively, the "CONFIDENTIAL Material"), including, by way of example and without limitation, customer lists and trade secrets, or other proprietary data except to the extent such information is published by, or with the written consent of, Buyer; provided however, that Confidential Material shall not include any of the foregoing that is or becomes generally available to the public without breach of any obligation of confidentiality owed by Seller to Buyer. Notwithstanding the foregoing, if Seller is required in the course of judicial or administrative proceedings or governmental inquiries (including, without limitation, with respect to any taxing authority) to disclose any Confidential Material, the disclosing party shall give Buyer prompt notice thereof so that Buyer may seek an appropriate protective order and/or waive the disclosing party's compliance with the confidentiality provisions of this
Section 8.3(a).

                           (b) Seller and each Stockholder agree that, for three
(3) years following the date of the Closing (except as otherwise provided herein), such Person will not, directly or indirectly, through any Affiliate or otherwise (i) own, manage, market, operate, control, consult with, participate in, or be connected in any manner with the ownership, management, operation, or control of any business that engages, directly or indirectly, in any business that is the same or similar to the Business; (ii) be or become a stockholder, partner, owner, agent of, or a consultant to or give financial or other assistance to, any Person considering engaging in any such activities or is so engaged; (iii) seek in competition with the Business to procure orders from or do business with any customer of Buyer or its Affiliates for the twelve months preceding the date of the Closing; (iv) solicit, or contact with a view to the engagement or employment by, any Person who is an employee or contractor of Buyer or its Affiliates (including, without limitation, the Continued Employees who accept employment with Buyer), provided however, that this prohibition shall not apply to (X) any employee or contractor who, on an unsolicited basis, initiates contact related to employment with Seller or a Stockholder or (Y) any general solicitation not specifically directed at persons who are employed by or who are contractors with Buyer or its Affiliates; (v) for a period of one year following the Closing, hire any Person who is an employee or contractor of Buyer or its Affiliates (including, without limitation, the Continued Employees who accept employment with Buyer); (vi) seek to contract with or engage (in such a way as to adversely affect or interfere with the Business) any Person who has been contracted with or engaged to manufacture, assemble, supply or provide products, goods, materials or services to Buyer or its Affiliates; or (vii) engage in or participate in any effort or act to induce any of the customers, associates, consultants, or employees of Buyer or its Affiliates to take any action that is materially disadvantageous to Buyer or its Affiliates; PROVIDED, HOWEVER, that (A) nothing herein shall prohibit Seller or either Stockholder from owning, as a passive investor, not more than 5% of the outstanding publicly traded securities of any entity so engaged; (B) nothing herein shall prevent Stockholders or any of their Affiliates from leasing or selling all or any portion of the Premises to any Person; (C) nothing herein shall prevent Stockholders or any of their Affiliates from working for Buyer as an Employee and owning securities issued by Buyer or Seller; and (D) nothing herein shall prohibit Seller or either Stockholder from conducting the Retained Business as conducted by Seller as of the date hereof.

                           (c) Buyer, each Stockholder and Seller agree that in
the event of a breach of Section 8.3(a) or Section 8.3(b) above, the damage or imminent damage to Buyer will be inestimable and that therefore any remedy at law or in damages shall be inadequate. Accordingly, the parties agree that Buyer will, in addition to damages incurred by reason of any such breach, be entitled to injunctive relief against any breach by Seller or any Stockholder of this
Section 8.3.

                           (d) From and after the date of the Closing, neither
Stockholder, Seller nor any Affiliate of Stockholder or Seller, shall, directly or indirectly: (i) use or procure the use of any name including the words "STAAD", "STAAD.Pro" (R) and "STAAD.ETC", "STAAD.FOUNDATION" or any derivative or colorable imitation thereof; or (ii) use in furtherance of any of their business affairs or disclose to any third party any trade secret, customer list, supplier list, financial data, pricing or marketing policy or plan or any other proprietary or confidential information relating to the Business or any of its products, services, customers or suppliers, so long as the same is not publicly known (other than by the act of the Stockholder or any affiliate).

                           (e) If any party hereto learns of any breach or
potential breach of this Agreement such party shall immediately notify the other party hereto of such event, specifying the basis therefor in reasonable detail. Buyer shall afford Stockholder or Seller an opportunity to remedy or otherwise cure such breach or potential breach before seeking legal redress, provided that


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

Seller or such Stockholder is actively seeking to cure or remedy such breach or potential breach; but such opportunity to remedy shall be without prejudice to the right of Buyer to seek and obtain injunctive or other relief.

                           (f) Each Stockholder, without additional compensation
therefor, hereby irrevocably assigns to Buyer at the Closing, all Stockholder's right, title and interest, free and clear of encumbrances or other claims of third parties, in all ideas, discoveries, inventions, works, patents and applications therefore, copyright or trademark registrations and applications therefore, technical or business innovations or methods or processes and every other item of knowledge made, conceived or reduced to practice by the Stockholder related to the Business, either solely or with others, at any time on or prior to the date hereof until the termination of the covenants set forth in Section 8.3(b) hereto (collectively, the "INVENTION"), whether such Invention is developed during or after usual working hours, whether or not any assets of Buyer or its Affiliates were utilized and whether on or off the job or within or outside the scope of a Stockholder's duties for Seller. Such Invention, and all rights to obtain patents, copyrights or other legal protection for them, shall be and remain the property of Buyer, whether patented, patentable, copyrighted, copyrightable or not or otherwise.

                           (g) Each Stockholder covenants that at and after the
Closing, he will promptly: (i) disclose fully to Buyer in writing any Inventions; (ii) execute and deliver to Buyer such applications, assignments, and other documents as Buyer may request in order to apply for and obtain patents or other registrations or assignments with respect to any Invention in the United States and any foreign jurisdictions as may be necessary to carry out the intent of this Section 8.3; and (iii) execute all other papers necessary or helpful to Buyer to carry out the above obligations. After the Closing and as requested by Buyer, each Stockholder shall cooperate with Buyer and give testimony and render any other assistance in support of Seller's rights to any Invention. If Buyer is unable, for any reason whatsoever, to secure Stockholder's signature to any lawful and desirable or necessary documents to effect, perfect, prosecute or assign any domestic or foreign letters patent, trademark or copyright registration or other rights relating to any Invention, each Stockholder irrevocably designates and appoints Buyer and Buyer's duly authorized officers and agents as Stockholder's agent and attorney in fact, to act for and on Stockholder's behalf, to do the foregoing and all other lawfully permitted acts to further the prosecution, issuance, recordation, registration or assignment of such Inventions with the same force and effect as if executed by such Stockholder. Each Stockholder hereby waives and quitclaims to Buyer any and all claims, of any nature whatsoever that such Stockholder may now or hereafter have for infringement, misappropriation or any other claim relating to the Inventions.

                           (h) It is the intention of the parties to this
Agreement that the noncompetition covenants contained in this Section 8.3 shall be enforced to the greatest extent (but to no greater extent) in time, area, and degree of participation as is permitted by the law of that jurisdiction whose law is found to be applicable to any acts allegedly in breach of said covenants. To this end, the parties to this Agreement agree that the covenants herein shall be construed to extend in time and territory and with respect to degree of participation only so far as they may be enforced in such jurisdiction, and that the covenants herein are to that end hereby declared divisible and severable. It being the purpose of this Agreement to govern competition by Seller and


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

Stockholders, said noncompetition covenants shall be governed by and construed according to the law of all the jurisdictions in which competition in breach of this Agreement is alleged to have occurred or to be threatened that best gives them effect.

                  8.4 STOCKHOLDERS' MEETING.

                           (a) Seller shall, in accordance with its certificate
of incorporation and bylaws and the applicable provisions of Delaware law, call and hold a meeting of its stockholders (on a date selected by Seller in consultation with the Buyer) as promptly as reasonably practicable after the filing of the Proxy Statement (as defined in Section 8.7) at which the stockholders will be asked to consider and to vote upon and approve the Asset Sale (the "STOCKHOLDERS' MEETING"). Seller shall solicit proxies in connection with the Stockholders' Meeting in material compliance with all Laws and NASDAQ requirements.

                           (b) The Proxy Statement shall include a statement to
the effect that the board of directors of Seller (the "BOARD") unanimously recommends that Seller's stockholders vote to approve the Asset Sale at the Stockholders' Meeting (the recommendation of the Board that Seller's stockholders vote to approve the Agreement and the Asset Sale being referred to as the "SELLER BOARD RECOMMENDATION"). Except under conditions described in the last sentence of Section 8.6(a), the Seller Board Recommendation shall not be withdrawn or modified in a manner adverse to Buyer, and no resolution by the Board or any committee thereof to withdraw or modify the Seller Board Recommendation in a manner adverse to Buyer shall be adopted or proposed.

                  8.5 VOTING AGREEMENTS. Each of the stockholders of Seller listed on SCHEDULE 8.5 attached hereto has entered into a Voting Agreement and Irrevocable Proxy with Seller and Buyer in the form of EXHIBIT 8.5 attached hereto (collectively, the "Voting Agreements"), providing among other things that such stockholders shall vote in favor of or consent to the Asset Sale.

                  8.6 OTHER POTENTIAL BIDDERS.

                           (a) Except as set forth below, neither Seller, nor
any of its respective officers, directors, employees, representatives or agents, shall, directly or indirectly, encourage, solicit, or initiate discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group (other than Buyer or any affiliate or associate of Buyer) concerning any merger, sale of assets, sale of any equity interest in Seller or similar transaction involving Seller, or division of Seller or any other transaction that would involve the transfer or potential transfer of control of Seller (other than, in each case, any such transaction or disposition relating solely to Excluded Assets or the Retained Business); provided, however, that nothing herein shall prevent the Board from taking, and disclosing to Seller's stockholders, a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to any tender offer; provided, further, that the Board shall not recommend that the stockholders of Seller tender their shares of stock in connection with any such tender offer unless the Board by a majority vote determines that failing to take such action would constitute a breach of the Board's fiduciary duty to Seller's stockholders.


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

                           (b) From and after the date hereof, Seller may,
directly or indirectly, furnish information and access, in each case only in response to unsolicited requests therefor, to any corporation, partnership, person or other entity or group pursuant to confidentiality agreements substantially similar to the Confidentiality Agreement dated as of March 3, 2005 between Buyer and Seller, and may participate in discussions and negotiations with such entity or group concerning a merger, sale of assets, sale of any equity interest or similar transaction involving Seller or division of Seller or any other transaction that would involve the transfer or potential transfer of control of Seller (other than, in each case, any such transaction or disposition relating solely to Excluded Assets or the Retained Business), only if (i) such entity or group has submitted a written proposal to the Board relating to such transaction, (ii) one or more of Seller's financial advisors has advised the Board in writing that such proposal would yield a higher value to Seller's stockholders than the sale of the Purchased Assets pursuant to this Agreement, taking into account the financial responsibility of the party making such proposal and such party's ability to obtain the necessary approvals and consents for such transaction, and (iii) the Board by a majority vote determines that failure to furnish information or discuss or negotiate with such entity would constitute breach of the Board's fiduciary duty. The Board shall provide a copy of any such written proposal to Buyer promptly, but in no event more than 24 hours after receipt thereof, and thereafter keep Buyer advised of any material development with respect thereto.

                  8.7 PROXY STATEMENT. As promptly as practicable after the date of this Agreement, Seller shall prepare and shall provide Buyer with a copy of and an opportunity to comment on the draft proxy statement with respect to the transactions contemplated by this Agreement (the "PRELIMINARY PROXY STATEMENT"). As promptly as practicable after completion of the Preliminary Proxy Statement, Seller shall (i) in no event later than September 30, 2005, cause the Preliminary Proxy Statement to be filed with the SEC, (ii) respond promptly to any comments of the SEC or its staff with respect to the Preliminary Proxy Statement, (iii) cause to be filed with the SEC a definitive proxy statement with respect to the transactions contemplated by this Agreement, incorporating the comments and revisions reasonably provided by Buyer to the Preliminary Proxy Statement; and (iv) use all reasonable efforts to cause the definitive proxy statement to comply with the rules and regulations promulgated by the SEC (collectively, the "PROXY STATEMENT"). Seller will use all reasonable efforts to cause the Proxy Statement to be mailed to Seller's stockholders as promptly as practicable after all comments of the SEC or its staff have been resolved or after the period for SEC comment has expired. Buyer shall promptly furnish to Seller all information concerning the Buyer that may be required or reasonably requested in connection with the filing of the Proxy Statement.

                  8.8 TRANSITION MATTERS. At the Closing, Buyer and Seller shall enter into a transition services agreement substantially in the form set forth on EXHIBIT 8.8 (the "TSA"). Among other tings, the TSA shall include grants of cross licenses, infrastructure and systems support, access and services relating to the Retained Business and the Business.

                  8.9 OPERATION OF BUSINESS. Except as otherwise contemplated by this Agreement, during the period from the date hereof to the Closing Date, Seller shall conduct the Business in the ordinary course of business and use commercially reasonable efforts to preserve intact in all material respects the business organization of the Business, keep available the services of its officers and employees, and maintain its present relationships with licensors, suppliers, distributors, customers and others having significant business relationships with it.


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

                           SECTION 9. INDEMNIFICATION.

                  9.1 INDEMNIFICATION BY SELLER. Seller shall indemnify, defend and hold harmless Buyer, its Affiliates and their officers, directors, employees, stockholders, members, agents and other representatives (collectively, "BUYER INDEMNITEES") against and in respect of any and all losses, costs, expenses, claims, damages, actions, suits, proceedings, hearings, investigations, charges, complaints, demands, injunctions, judgments, orders, decrees, rulings, directions, penalties, fines, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, and fees, court costs, reasonable obligations and liabilities, including interest, penalties and reasonable attorneys fees and disbursements ("DAMAGES"), arising out of, based upon or otherwise in respect of:

                           (a) any breach of any representation or warranty of
Seller made in or pursuant to this Agreement or any Seller Transaction Document;

                           (b) any breach or nonfulfillment of any covenant or
obligation of Seller contained in this Agreement or any Seller Transaction Document;

                           (c) other than the Assumed Liabilities, (i) any
liability or other obligation of Seller, whether or not relating to the Business and whenever arising, including without limitation, the Excluded Liabilities, and (ii) any liability or other obligation of Seller relating to the Business and existing on the Closing Date or arising out of facts, events or circumstances occurring or existing on or prior to the Closing Date, whether or not disclosed in this Agreement or the Disclosure Schedule, provided that Buyer shall have used commercially reasonable efforts to mitigate such liabilities;

                           (d) all liabilities of Seller for Taxes that are due
or accrue on or before the Closing; or

                           (e) all liabilities of Seller referred to in Section
8.2(a) relating to or arising from Seller's termination of the Continued Employees.

                  9.2 INDEMNIFICATION BY BUYER. Buyer shall indemnify, defend and hold harmless Seller, Stockholders and their respective Affiliates, officers, directors, employees, stockholders, agents and other representatives against and in respect of any and all Damages arising out of, based upon or otherwise in respect of: (a) any breach of any representation or warranty of Buyer made in or pursuant to this Agreement or any Buyer Transaction Document;
(b) any breach or nonfulfillment of any covenant or obligation of Buyer contained in this Agreement or any Buyer Transaction Document; or (c) failure by Buyer to timely pay in full or fulfill all Assumed Liabilities; or (d) the operations of the Business after the Closing.

                  9.3 INTER-PARTY CLAIMS. Any party seeking indemnification pursuant to this Section (the "INDEMNIFIED PARTY") shall notify the other party or parties from whom such indemnification is sought (the "INDEMNIFYING PARTY") of the Indemnified Party's assertion of such claim for indemnification, describing the basis of such claim. The Indemnified Party shall thereupon give the Indemnifying Party reasonable access to the books, records and assets of the Indemnified Party that evidence or support such claim or the act, omission or occurrence giving rise to such claim and the right, and upon prior notice during normal business hours, to interview any appropriate personnel of the Indemnified Party related thereto.


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

                  9.4 THIRD PARTY CLAIMS.

                           (a) Each Indemnified Party shall promptly notify the
Indemnifying Party of the assertion by any third party of any claim with respect to which the indemnification set forth in this Section relates (which shall also constitute the notice required by Section 9.3), but failure to give such notice within any particular time period shall not adversely affect the Indemnified Party's rights to indemnification except to the extent that the Indemnifying Party can show that the failure to give such notice on a timely basis materially and adversely affected the Indemnifying Party's ability to defend the claim.

                           (b) The Indemnifying Party shall have the right, upon
written notice to the Indemnified Party within 30 business days after the receipt of any such notice, to undertake the defense of such claim. The failure of the Indemnifying Party to give such notice and to undertake the defense of such a claim shall constitute a waiver of the Indemnifying Party's rights under this Section 9.4(b) and in the absence of gross negligence or willful misconduct on the part of the Indemnified Party shall preclude the Indemnifying Party from disputing the manner in which the Indemnified Party may conduct the defense of such claim or the reasonableness of any amount paid by the Indemnified Party in satisfaction of such claim.

                           (c) If the Indemnifying Party assumes the defense of
a third party claim pursuant to Section 9.4(b), unless the settlement or compromise contains a complete release of all claims against the Indemnified Party, the Indemnifying Party must obtain the prior written consent of the Indemnified Party (which the Indemnified Party will not unreasonably withhold or delay) prior to entering into any settlement or compromise of such claim or proceeding or ceasing to defend such claim or proceeding.

                           (d) The election by the Indemnifying Party, pursuant
to Section 9.4(b), to undertake the defense of a third-party claim shall not preclude the party against which such claim has been made also from participating or continuing to participate in such defense, so long as such party bears its own legal fees and expenses for so doing.

                  9.5 LIMITATIONS AND REQUIREMENTS.

                           (a) Except as may otherwise expressly be provided in
this Agreement, no claim pursuant to Section 9.1(a) or Section 9.2 arising out of or based upon any inaccuracy in or breach of any representation or warranty contained in this Agreement or any Transaction Document shall be made unless written notice pursuant to Section 9.3 is delivered to the Indemnifying Party within six months after the Closing Date; PROVIDED THAT any such claim arising out of or based upon any inaccuracy in or breach of any representation or warranty made in or pursuant to: (i) Sections 4.1, 4.2, 4.3, 4.4, 4.17, 4.20, 5.1, 5.2 or 5.3 may be made at any time; and (ii) Sections 4.6, 4.10, 4.18, or
4.19 may be made at any time before the expiration of the longest statute of limitations period applicable to an action brought by any Person or Authority with respect to the matters forming the basis for such a claim.

                           (b) The indemnification obligations of Seller
contained herein are not intended to waive or preclude any other claims, rights or remedies that may exist in equity with respect to the matters covered by the indemnifications.


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

                           (c) The amounts for which any Indemnifying Party may
be liable for a claim under this Section 9 shall be net of any insurance proceeds actually received by the Indemnified Party in connection with facts giving rise to such claim.

                           (d) Notwithstanding the foregoing provisions of this
Section 9, Buyer, on behalf of each of the Indemnified Persons, agrees that the Indemnified Persons shall have no right to indemnity under the provisions of Sections 9.1(a) and liabilities under 9.1(c)(ii) resulting from Buyer's failure to comply with the proviso at the end of that Section until such time as the aggregate amount of Damages suffered or incurred by all of the Indemnified Persons, as a group, exceeds $250,000 (the "INDEMNITY BASKET"), and that if such aggregate Damages as aforesaid do eventually exceed the Indemnity Basket, then the full amount shall thereupon be subject to indemnification hereunder.

                           (e) The maximum aggregate amount payable by Seller
for any and all Damages or any other matter whatsoever arising out of, related to, or in connection with, this Agreement, any of the other documents or certificates delivered hereby, or any of the transactions contemplated hereby or thereby, is $15,000,000 (the "CAP"), except in the case of actual fraud, in which case the Cap shall be the amounts actually received by Seller from Buyer pursuant to this Agreement.

                           (f) The parties further agree that (i) there shall
not be any multiple recovery for any Damages and (ii) indemnification under this
Section 9, the payment of the Break Up Fee (as defined in Section 10.4(b)) and any right to equitable remedies, including specific performance, that may be available to Buyer shall be Buyer's only remedies for breaches of representations, warranties and covenants under this Agreement.


         SECTION 10. TERMINATION OF AGREEMENT.

                  10.1 TERMINATION EVENTS. This Agreement may be terminated prior to the Closing:

                           (a) by either the Buyer or Seller if the Asset Sale
shall not have been consummated by December 31, 2005 (the "TERMINATION DATE"); provided, however, (i) Buyer may, in its sole discretion, extend the Termination Date for up to an additional 45 days after the SEC clears the Proxy Statement for mailing; and (ii) that a party shall not be permitted to terminate this Agreement pursuant to this Section 10.1 if the failure to consummate the Asset Sale by the Termination Date is attributable to a failure on the part of such party to perform any covenant in this Agreement required to be performed by such party at or prior to the Closing Date, and Seller shall not be permitted to terminate this Agreement pursuant hereto unless Seller shall have made any payment required to be made to Buyer pursuant to Section 10.4;

                           (b) by Buyer or Seller if a court of competent
jurisdiction or other governmental body shall have issued a final and non-appealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Asset Sale;

                           (c) by either Buyer or Seller if the Asset Sale shall
not have been approved at the Stockholders' Meeting (or at any adjournment or postponement thereof) by the Required Stockholder Approval or by Seller if the Board by a majority vote determines that the consummation of the Asset Sale would constitute a breach of the Board's fiduciary duty to Seller's stockholders; provided, however, that (i) a party shall not be permitted to terminate this Agreement pursuant to this Section 10.1(c) if the failure to have the Agreement and Asset Sale approved by the Required Stockholder Approval is attributable to a failure on the part of such party to perform any covenant in this Agreement required to be performed by such party at or prior to the Closing Date, and (ii) Seller shall not be permitted to terminate this Agreement pursuant to this Section 10.1(c) unless Seller shall have made any payment required to be made to the Buyer pursuant to Section 10.4;

                           (d) by Buyer if (i) any of Seller's representations
and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 6.1 would not be satisfied, or (ii) any of Seller's covenants contained in this Agreement shall have been breached such that the condition set forth in Section 6.2 would not be satisfied; provided, however, that (A) if an inaccuracy in any of Seller's representations and warranties as of a date subsequent to the date of this Agreement or a breach of a covenant by Seller is curable by Seller and is cured by Seller within thirty days of the date of such breach, then Buyer may not terminate this Agreement under this Section 10.1(d) on account of such inaccuracy or breach, and (B) if an inaccuracy in any of the representations and warranties of Seller as of a date subsequent to the date of this Agreement or a breach of a covenant by Seller does not result in a Material Adverse Effect on the Business, then Buyer may not terminate this Agreement under this Section 10.1(d) on account of such inaccuracy or breach; or

                           (e) by Seller if (i) any of the representations and
warranties of Buyer contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 7.1 would not be satisfied, or (ii) if any of the covenants of Buyer contained in this Agreement shall have been breached such that the condition set forth in Section 7.2 would not be satisfied; provided, however, that (A) if an inaccuracy in any of the representations and warranties of Buyer as of a date subsequent to the date of this Agreement or a breach of a covenant by Buyer is curable by Buyer and is cured by Buyer within thirty days of the date of such breach, then Seller may not terminate this Agreement under this Section 10.1(e) on account of such inaccuracy or breach, and (B) if an inaccuracy in any of the representations and warranties of Buyer as of a date subsequent to the date of this Agreement or a breach of a covenant by Buyer does not result in a Material Adverse Effect on Seller, then Seller may not terminate this Agreement under this Section 10.1(e) on account of such inaccuracy or breach.

                  10.2 TERMINATION PROCEDURES. If either Buyer or Seller wishes to terminate this Agreement pursuant as otherwise provided in Section 10.1, such party shall deliver to the non-terminating party a written notice stating that it is terminating this Agreement and setting forth a brief description of the basis on which they are terminating this Agreement.

                  10.3 EFFECT OF TERMINATION. Except as expressly provided elsewhere in this Agreement or in any of the other Transaction Documents, and subject to Section 10.4, if this Agreement is terminated pursuant to Section 10.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that: (a) no party shall be relieved of any obligation or other Liability arising from any breach by such party of any provision of this Agreement; and (b) the parties shall, in all events, remain bound by and continue to be subject to any obligations regarding confidentiality and non-disclosure of information that may continue pursuant to their terms.

                  10.4 TERMINATION FEES; BREAK UP FEE.

                           (a) Except as set forth in this Section 10.4, all
fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Asset Sale is consummated; provided, however, that (A) if this Agreement is terminated by Buyer pursuant to Section 10.1(d) (without limiting any obligation of Seller to pay any fee payable pursuant to Section 10.4(b)), Seller shall make a nonrefundable cash payment to the Buyer, at the time specified in Section 10.4(b), in an amount equal to the aggregate amount of all reasonable fees and expenses (including all reasonable attorneys' fees, and accountants' fees, filing fees) that have been paid or that may become payable by or on behalf of Buyer in connection with the preparation and negotiation of this Agreement and the other Transaction Documents and otherwise in connection with the Asset Sale; and (B) if this Agreement is terminated by Seller pursuant to Section 10.1(e), Buyer shall make a nonrefundable cash payment to Seller, at the time specified in Section 10.4(b), in an amount equal to the aggregate amount of all reasonable fees and expenses (including all reasonable attorneys' fees, and accountants' fees, filing fees) that have been paid or that may become payable by or on behalf of Seller in connection with the preparation and negotiation of this Agreement and the other Transaction Documents and otherwise in connection with the Asset Sale.

                           (b) Seller shall pay to Buyer an amount equal to
$1,000,000 (the "BREAK UP FEE") if this Agreement is terminated because of (i) Seller's failure to obtain the Required Stockholder Vote or to hold a stockholder meeting as contemplated by this Agreement; or (ii) a decision by the Board that its fiduciary obligations require that the Seller not complete the Asset Sale as contemplated for any reason. If the termination of this Agreement is initiated by Seller providing notice to Buyer, the Break Up Fee shall be paid simultaneously with the delivery of such termination notice. If the termination of this Agreement is initiated by Buyer providing notice to Seller, the Break Up Fee shall be paid within two business days of Seller's receipt of Buyer's termination notice.

                  10.5 NON-EXCLUSIVITY OF TERMINATION RIGHTS. The termination rights provided in Section 10.1 shall not be deemed to be exclusive. Accordingly, the exercise by any party of its right to terminate this Agreement pursuant to Section 10.1 shall not be deemed to be an election of remedies and shall not be deemed to prejudice, or to constitute or operate as a waiver of, any other right or remedy that such party may be entitled to exercise (whether under this Agreement, under any other Contract, Law or otherwise).


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

                             SECTION 11. DEFINITIONS

                  Whenever used in this Agreement, the following terms and phrases shall have the following respective meanings:

                  "AFFILIATE" has the meaning attributed to it in Rule 405 promulgated by the SEC.

                  "AUTHORITY" means the United States of America or any other nation, any state or other political subdivision thereof, or any entity, agency or authority (foreign, federal, state or local) exercising executive, legislative, judicial, regulatory or administrative functions of government.

                  "COBRA" means the Consolidated Omnibus Reconciliation Act of 1985, as amended.

                  "CODE" means the United States Internal Revenue Code of 1986, as amended.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "GAAP" means generally accepted accounting principles in the United States as in effect on the date hereof, applied consistently with Seller's past practices as disclosed to Buyer herein.

                  "HIPAA" means the Health Insurance Portability and Accountability Act of 1996, as amended.

                  "KNOWLEDGE" of Seller respecting a particular matter shall conclusively be deemed and presumed to include, all facts, circumstances and conditions known to or that should have been reasonably known, after due inquiry, to any director, executive officer of Seller (including without limitation, any Stockholder) regarding such matter. Notwithstanding the foregoing, "Knowledge" as used in Section 4.15(c) shall have the same meaning as set forth in the preceding sentence except that there shall be no requirement for due inquiry.

                  "LAW" means any law (including, without limitation, principles of common law), statute, regulation, permit, license, certificate, judgment, order, award or other decision or requirement of any arbitrator, court, government or governmental agency or instrumentality (domestic or foreign).

                  "LIABILITIES" shall include, without limitation, any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted or unasserted, choate or inchoate, liquidated or unliquidated, secured or unsecured.

                  "LIENS" means any mortgage, deed of trust, pledge, security interest, restriction, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by statute or other laws, that secures the payment of a debt (including, without limitation, any Tax) or the performance of an obligation.

                  "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a business or other trust, a joint venture, a company, any other business entity, an unincorporated organization and an Authority.

                  "RELATED PARTY" means any officer, director (including, without limitation, in the case of Seller, the Stockholders) or Affiliate of either Seller or Buyer (as the case may be) or any individual related by blood or marriage to any such Person.

                  "SOFTWARE" shall mean the expression of an organized set of instructions in a natural or coded language, including without limitation, compilations and sequences, that is contained on a physical media of any nature (e.g., written, electronic, magnetic, optical or otherwise) and that may be used with a computer or other automated data processing equipment device of any nature that is based on digital technology, to make such computer or other device operate in a particular manner and for a certain purpose, as well as any related documentation for such set of instructions. The term shall include, without limitation, computer programs in source and object code, test or other significant data libraries, documentation for computer programs, modifications, enhancements, revisions or versions of or to any of the foregoing and prior releases of any of the foregoing applicable to any operating environment, and any of the following that is contained on a physical media of any nature and that is used in the design, development, modification, enhancement, testing, installation, use, maintenance, diagnosis or assurance of the performance of a computer program: narrative descriptions, notes, specifications, designs, flowcharts, parameter descriptions, logic flow diagrams, masks, input and output formats, file layouts, database formats, test programs, test or other data, user guides, manuals, installation and operating instructions, diagnostic and maintenance instructions, source code, object code and other similar materials and information.

                  "STOCKHOLDER" shall mean each of Amrit K. Das and Santanu Das.

                  "TRANSACTION DOCUMENTS" means collectively, the Seller Transaction Documents and the Buyer Transaction Documents.


                           SECTION 12. MISCELLANEOUS.

                  12.1 UPDATE OF EXHIBITS. In the event Seller determines that any of the Exhibits listing Purchased Assets would be inaccurate or untrue as of the Closing Date, then Seller shall supplement or amend such Exhibits to correct such inaccuracy as of the Closing Date, provided that any such supplement shall only reflect changes in the ordinary course of the Business, consistent with past practices. In addition, Seller shall provide Buyer at Closing with an updated disclosure regarding Section 4.9 and the list of and aging for accounts payable. Notwithstanding the foregoing, no supplement or amendment to EXHIBIT 1.3(H) shall be effective without the written consent of Buyer.

                  12.2 CONSTRUCTION. Within this Agreement and the Transaction Documents, the singular shall include the plural and the plural shall include the singular, and any gender shall include all other genders, all as the meaning and the context of this Agreement or any Transaction Document, as applicable, shall require. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

                  12.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

                           (a) Subject to Section 9.5(a), the representations
and warranties made by the parties in this Agreement and in the certificates, documents and schedules delivered pursuant hereto shall survive the consummation of the transactions herein contemplated. Anything in this Agreement to the contrary notwithstanding, the representations and warranties of the parties hereunder, and the right of the parties to indemnification for breach thereof, shall not be affected by any investigation of either party or its agents or representatives.

                           (b) Each disclosure in the Disclosure Schedule shall
relate only to the representation and warranty to which it expressly refers and to no other representation or warranty in this Agreement except to the extent that the disclosure is reasonably apparent on its face as being applicable to such other representation or warranty. In the event of any inconsistency between the statements made in the body of this Agreement and those contained in the Disclosure Schedule (other than an express exception to a specifically identified statement), those in this Agreement shall control.

                  12.4 FURTHER ASSURANCES. Each party hereto shall use its best efforts to comply with all requirements imposed hereby on such party and to cause the transactions contemplated hereby to be consummated as contemplated hereby and shall, from time to time and without further consideration, either before or after the Closing, execute such further instruments and take such other actions as any other party hereto shall reasonably request in order to fulfill its obligations under this Agreement and to effectuate the purposes of this Agreement and to provide for the orderly and efficient transition to Buyer of the ownership of the Business and Purchased Assets. Each party shall promptly notify the other parties of any event or circumstance known to such party that is reasonably likely to prevent or delay the consummation of the transactions contemplated hereby or that would indicate a breach or non-compliance with any of the terms, conditions, representations, warranties or agreements of any of the parties to this Agreement.

                  12.5 COSTS AND EXPENSES. Except as otherwise expressly provided herein, each party shall bear its own expenses in connection herewith. Notwithstanding the foregoing, Buyer shall reimburse Seller, at the Closing and contingent thereon, for the reasonable fees and expenses incurred by Seller relating to the legal and financial services up to an amount equal to $250,000.

                  12.6 COSTS OF ENFORCEMENT. If any party hereto incurs any costs or expenses in connection with any controversy, disagreement or dispute arising under this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party such prevailing party's reasonable costs and expenses, including, without limitation, reasonable attorneys' fees and costs, incurred in prosecuting or defending such controversy, disagreement or dispute, as the case may be.

                  12.7 NOTICES. All notices or other communications permitted or required under this Agreement shall be in writing and shall be sufficiently given if and when hand delivered to the Persons set forth below or if sent by documented overnight delivery service or registered or certified mail, postage prepaid, return receipt requested, or by telegram, telex or telecopy, receipt acknowledged, addressed as set forth below or to such other Person or Persons and/or at such other address or addresses as shall be furnished in writing by any party hereto to the others. Any such notice or communication shall be deemed to have been given as of the date received, in the case of personal delivery, or on the date shown on the receipt or confirmation therefor in all other cases.

                  TO BUYER:
                  --------

                           Bentley Systems, Incorporated
                           685 Stockton Drive
                           Exton, PA  19341-0678
                           Attn:    General Counsel
                           Telephone:  610-458-5000
                           Telecopy:  610-458-3181

                  WITH A COPY TO:
                  ---------------

                           Drinker Biddle & Reath LLP
                           1000 Westlakes Drive, Suite 300
                           Berwyn, PA  19312-2409
                           Attn:    Walter J. Mostek, Jr., Esq.
                           Telephone: (610) 993-2200
                           Telecopy: (610) 993-8585

                  TO SELLER:
                  ---------

                           netGuru, Inc.
                           22700 Savi Ranch Pkwy.
                           Yorba Linda, CA 92887
                           Attn: Amrit K. Das
                           Telephone: (714) 974-2500
                           Telecopy: (714) 974-4771

                  TO STOCKHOLDERS:
                  ---------------

                           c/o netGuru, Inc.
                           22700 Savi Ranch Pkwy.
                           Yorba Linda, CA 92887
                           Attn: Amrit K. Das
                           Telephone: (714) 974-2500
                           Telecopy: (714) 974-4771

                  IN EACH CASE WITH A COPY TO:
                  ---------------------------

                           Rutan & Tucker LLP
                           611 Anton Blvd.
                           Costa Mesa, CA 92626-1931
                           Attn:  Gregg Amber, Esq.
                           Telephone: (714) 641-5100
                           Telecopy:  (714) 546-9035

                  12.8 ASSIGNMENT AND BENEFIT.

                           (a) Buyer may assign (without affecting its
obligations under) this Agreement in whole or in part to any of its subsidiaries or Affiliates or to any Person that becomes a successor in interest (by purchase of assets or stock, or by merger or otherwise) to Buyer. Seller shall not assign this Agreement or any rights hereunder, or delegate any obligations hereunder. Subject to the foregoing, this Agreement and the rights and obligations set forth herein shall inure to the benefit of, and be binding upon, the parties hereto, and each of their respective successors, heirs and assigns.

                           (b) This Agreement shall not be construed as giving
any Person, other than the parties hereto and their permitted successors, heirs and assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any of the provisions herein contained, this Agreement and all provisions and conditions hereof being intended to be, and being, for the sole and exclusive benefit of such parties, and permitted successors, heirs and assigns and for the benefit of no other Person.

                  12.9 AMENDMENT, MODIFICATION AND WAIVER. The parties may amend or modify this Agreement in any respect. Any such amendment or modification shall be in writing. The waiver by a party of any breach of any provision of this Agreement shall not constitute or operate as a waiver of any other breach of such provision or of any other provision hereof, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof.

                  12.10 GOVERNING LAW. This Agreement and the Transaction Documents shall be governed and construed in accordance with the laws of the State of Delaware without reference to the conflict of laws provisions of that State.

                  12.11 JURISDICTION. Any proceeding arising out of or relating to this Agreement may be brought in the courts of the State of Delaware, or, if it has or can acquire jurisdiction, in the United States District Court in the State of Delaware, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the proceeding shall be heard and determined only in any such court, and agrees not to bring any proceeding arising out of or relating to this Agreement in any other court. The parties agree that either or both of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive any objections to venue or to convenience of forum. Process in any proceeding referred to in the first sentence of this Section may be served on any party anywhere in the world.

                  12.12 SECTION HEADINGS AND DEFINED TERMS. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning and interpretation of this Agreement. The terms defined herein and in any agreement executed in connection herewith include the plural as well as the singular and the singular as well as the plural, and the use of masculine pronouns shall include the feminine and neuter. Except as otherwise indicated, all agreements defined herein refer to the same as from time to time amended or supplemented or the terms thereof waived or modified in accordance herewith and therewith.

                  12.13 SEVERABILITY. The invalidity or unenforceability of any particular provision, or part of any provision, of this Agreement shall not affect the other provisions or parts hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions or parts were omitted.

                  12.14 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original (including facsimile signatures); and any Person may become a party hereto by executing a counterpart hereof, but all of such counterparts together shall be deemed to be one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts. The parties hereto may deliver this Agreement and the Transaction Documents by telecopier machine/facsimile, provided that the original signature pages are promptly delivered to each party to this Agreement, and each party shall be permitted to rely upon the signatures so transmitted to the same extent and effect as if they were original signatures.

                  12.15 ENTIRE AGREEMENT. This Agreement, together with the Disclosure Schedule and the agreements, exhibits, schedules and certificates referred to herein or delivered pursuant hereto, constitute the entire agreement between the parties hereto with respect to the purchase and sale of the

Purchased Assets and supersede all prior agreements and understandings. The submission of a draft of this Agreement or portions or summaries thereof does not constitute an offer to purchase or sell the Purchased Assets, it being understood and agreed that neither Buyer nor Seller shall be legally obligated with respect to such a purchase or sale or to any other terms or conditions set forth in such draft or portion or summary unless and until this Agreement has been duly executed and delivered by all parties.


                            [signature page follows]

                  IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement, all as of the date first above written.

                                            BUYER:

                                            BENTLEY SYSTEMS, INCORPORATED


                                            By:      /S/ DAVID NATION
                                               --------------------------------
                                            Name: David Nation
                                            Title: SVP


                                            SELLER:

                                            NETGURU, INC.


                                            By:      /S/ AMRIT K. DAS
                                               --------------------------------
                                            Name:  Amrit K. Das
                                            Title:   Chief Executive Officer

In agreement with and intending to be legally bound by this Agreement solely for the purposes of Section 8.3:


STOCKHOLDERS:


/S/ AMRIT K. DAS
----------------------------
AMRIT K. DAS


/S/ SANTANU DAS
----------------------------
SANTANU DAS

                         LIST OF EXHIBITS AND SCHEDULES


Exhibit 1.1(b) - Advances by Seller
Exhibit 1.1(d) - Personal Property
Exhibit 1.1(f) - Assumed Leases
Exhibit 1.3(d) - Third Party Claims - Excluded Assets
Exhibit 1.3(e) - Excluded Assets - Retained Business Assets
Exhibit 1.3(h) - Other Excluded Assets
Exhibit 1.4(b) - Assumed Liabilities
Exhibit 1.4(c) - Assumed Employee Benefits
Exhibit 2.3(b) - Allocation Schedule
Exhibit 6.4(a) - Bill of Sale
Exhibit 6.8 - Form of Legal Opinion
Exhibit 8.2 - Continued Employees
Exhibit 8.5 - Form of Voting Agreement
Exhibit 8.8 - Form of Transition Services Agreement
Schedule 8.5 - Stockholders Subject to Voting Agreement Disclosure Schedule

(EXHIBITS AND SCHEDULES TO BE PROVIDED TO THE SECURITIES AND EXCHANGE COMMISSION UPON REQUEST)